                                                                     EXHIBIT 1.1


                            UNDERWRITING AGREEMENT

                                     US$[ ]

                        Perpetual Trustee Company Limited

                        SERIES 2001 -- 1G MEDALLION TRUST

                       Class A-1 Mortgage Backed Floating Rate Notes Due 2032



                             UNDERWRITING AGREEMENT

                                                                 [April _, 2001


[Salomon Smith Barney]
("Salomon")
As Representative of the
  Several Underwriters Listed
   in Schedule I

[                          ]
[                          ]
New York, NY [    ]


Ladies and Gentlemen:

         Perpetual Trustee Company Limited, ABN 42 000 001 007, a company incorporated in New South Wales, Australia ("Perpetual"), acting in its capacity as trustee of the Series 2001-1G Medallion Trust (the "Trust", and Perpetual in that capacity being the "Issuer Trustee"), acting at the direction of Securitisation Advisory Services Pty Limited, ABN 88 064 133 946, a company incorporated in New South Wales, Australia, as manager of the Trust (the "Manager"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the "Underwriters"), for whom Salomon is acting as representative (the "Representative"), US$[ ] aggregate principal amount of Class A-1 Mortgage Backed Floating Rate Notes due 2032 (the "Class A-1 Notes") issued by the Issuer Trustee. The Manager is a wholly-owned subsidiary of Commonwealth

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Bank of Australia, ABN 48 123 123 124, a company incorporated in the Australian
Capital Territory, Australia ("CBA").

         The Class A-1 Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Note Trust Deed in a pool of variable and fixed rate residential mortgage loans (the "Mortgage Loans") (such rights, the "Mortgage Loan Rights" (as defined on the next page)) and certain moneys received under the Mortgage Loans after [April _], 2001 (the "Cutoff Date"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents (as defined in the Series Supplement),
(iii) the Collection Account and (iv) all other assets that comprise the Charged Property (as defined in the Security Trust Deed). The Mortgage Loans will be sold to the Issuer Trustee by CBA and Colonial State Bank ("Colonial") (in such capacity, the "Sellers") and will be serviced for the Issuer Trustee by CBA (in such capacity, the "Servicer").

         The Trust was created pursuant to a master trust deed dated October 8, 1997, as amended from time to time (the "Master Trust Deed") between the Manager and Perpetual and a series supplement dated [March _], 2001 (the "Series Supplement"), between CBA (as Seller and Servicer), the Manager and the Issuer Trustee, which describes, among other things, the Trust and the underlying cash flow relating to the Class A-1 Notes. The Class A-1 Notes will be issued pursuant to a Note Trust Deed to be dated [April _], 2001 among the Issuer Trustee, the Manager and The Bank of New York, New York branch (the "Class A-1 Note Trustee").

         Concurrently with the sale of the Class A-1 Notes, the Issuer Trustee will also issue [US$[ ] aggregate principal amount of Class A-1 Mortgage Backed Floating Rate Notes due 2032, which will be placed pursuant to a Placement Agency Agreement, dated [April _], 2001, among CBA, the Manager, Perpetual and [Salomon] as the placement agent, US$[ ] aggregate principal amount of Class A-1 Mortgage Backed Floating Rate Notes due 2032, which will be placed pursuant to a Placement Agency Agreement, dated [April _], 2001, among CBA, the Manager, Perpetual and [ ____________ ] as the placement agent (together with the notes placed by Salomon, the "Placed Class A-1 Notes")] A$[ ] in aggregate principal amount of Class A-2 Notes (together with the Class A-1 Notes, the "Class A Notes"), and A$[ ] in aggregate principal amount of Class

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B Notes. The Class A-1 Notes [and the Placed Class A-1 Notes] will be issued in an aggregate principal amount of US$[ ] which is equal to approximately [ ]% of the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class A-2 Notes will be equal to approximately [ ]% of the aggregate principal amount of Mortgage Loans as of the Cutoff Date, and the Class B Notes will be equal to approximately [ ]% of the aggregate principal amount of the Mortgage Loans as of the Cutoff Date. The assets of the Trust will also secure under the Security Trust Deed, among other things, any Redraw Bonds (as defined in the Series Supplement) that may be issued after the date of this Agreement and the Issuer Trustee's obligations under the Liquidity Facility. The Class A-2 Notes, the Class B Notes and the Redraw Bonds are collectively referred to as the "A$ Securities." The Class A-1 Notes, [the Placed Class A-1 Notes] and the A$ Securities are collectively referred to as the "Notes."

         The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Class A-1 Notes. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430 or Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Class A-1 Notes is referred to in this Agreement as the "Prospectus".

         When used in this Agreement, "Basic Documents" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Series Supplement, the Notes, the Security Trust Deed, the Note Trust Deed, the Agency Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the Currency Swap Agreements, the Interest Rate Swap Agreements, the Mortgage Insurance Policies, any other document which is agreed to by the Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust under clause 1.6(a)(v) of the Series Supplement, the DTC Letter of Representations, any undertakings given to Euroclear or Clearstream Banking, societe anonyme ("Clearstream") in connection with the Book Entry Notes, any agreement, instrument or undertaking entered into by the Issuer Trustee or any CBA Party in connection with the admission of the Class A-1 Notes to the official list ("Official List") of the Financial Services Authority ("UK Listing Authority") and the admission of the

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Class A-1 Notes to trading on the London Stock Exchange Limited's (the "London
Stock Exchange") market for listed securities, and any other contract, agreement or instrument which is specified in the draft settlement agenda dated [April _], 2001 prepared by Clayton Utz in connection with the issuance and sale of the Class A-1 Notes. CBA and the Manager are each a "CBA Party" and collectively are referred to as the "CBA Parties." To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Supplement.

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

         Each of the CBA Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

1.     Purchase and Sale.


        (a) The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Class A-1 Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of Class A-1 Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.

        (b) In connection with such purchase, CBA will pay in immediately available funds to the Underwriters the commissions payable under the letter agreement relating to fees and expenses between CBA and the Representative ("Fee Letter").

        (c) Each of the several Underwriters agrees to pay for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors.

        2. Offering. The CBA Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Class A-1 Notes upon the terms set forth in the Prospectus as soon after (A) the

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Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of Salomon is advisable.

        3. Delivery and Payment. Payment for the Class A-1 Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to Salomon no later than 12:00 noon, New York City time on [April _], 2001, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as Salomon and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney and London.

         Payment for the Class A-1 Notes shall be made against delivery to the nominee of the Depository Trust Company for the account of Salomon and for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "Book-Entry Notes") representing US$[ ] in aggregate Principal Amount of Class A-1 Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A-1 Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by Salomon at the offices of Mayer, Brown & Platt at 1675 Broadway, New York, New York 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. Interests in any Book Entry Notes will be held only in Book Entry form through DTC, except in limited circumstances described in the Prospectus.

        4. Representations and Warranties of the Issuer Trustee and the CBA Parties.

     I. The Issuer Trustee represents and warrants to each Underwriter and the CBA Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the CBA Parties, that:

          (a) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer

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

Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

          (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of New South Wales, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (c) Perpetual has duly authorized, executed and delivered this Agreement;

          (d) the Notes have been duly authorized by Perpetual, and, when the Class A-1 Notes have been issued (and duly authenticated by the Class A-1 Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

          (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this Agreement has been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or
(ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate

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would not have a material adverse effect on the transactions contemplated in or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "Trust Indenture Act") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters;

          (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the US Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A-1 Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Class A-1 Notes; and there are no contracts or other documents to which it is party or bound that are required to be filed as an exhibit to

                                      -7-
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the Registration Statement or laws, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

          (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 16 of the Master Trust Deed;

          (j) the Prospectus complies with the Listing Rules of the UK Listing Authority, and any preliminary prospectus and the Prospectus (in the case of the Prospectus, as of the date of this Agreement and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act 1986 (the "Financial Services Act"); and (ii) in the context of offers and sales of the Class A-1 Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities
Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made by or on behalf of the Issuer Trustee to ascertain the accuracy of all such information;

          (k) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

          (l) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the "Australian Tax Act") in relation to interest payments under the Class A-1 Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such

                                      -8-
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jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes under this Agreement, (ii) the sale and delivery of the Class A-1 Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Class A-1 Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

          (m) the Class A-1 Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the Prior Interest (as defined in the Security Trust Deed); and

          (n) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Security Trust Deed).

     II. Each CBA Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

          (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the CBA Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

          (b) it has been duly incorporated and is validly existing as a corporation under the laws of (in the case of CBA) the Australian Capital Territory and (in the case of the Manager) New South Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement

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and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

          (c) this Agreement has been duly authorized, executed and delivered by it;

          (d) each of the Basic Documents to which it is or is to be a party has been duly authorized by it and, upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each CBA Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such CBA party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and, in the case of the Manager only, the Class A-1 Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

          (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of a CBA Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a CBA Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the

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

Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters and the registration of the Charge with the ASIC on the Closing Date;

          (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Class A-1 Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Class A-1 Notes or the marketability of the Class A-1 Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (g) its representations and warranties contained in the Basic Documents are true and correct in all material respects;

          (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other

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authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

          (i) the Prospectus complies with the Listing Rules of the UK Listing Authority, and any preliminary prospectus and the Prospectus (in the case of the Prospectus), as of the date hereof and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act; and (ii) in the context of offers and sales of the Class A-1 Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made by the CBA Parties to ascertain the accuracy of all such information;

          (j) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by CBA over its assets);

          (k) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Class A-1 Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes and (ii) the execution, delivery or performance by each CBA Party of the Basic Documents to which it is or is to be a party or the Class A-1 Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

          (l) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager Default (as defined in the Master Trust Deed) or a Servicer Default (as defined in the Series Supplement); and

          (m) with respect to the A$ Securities: (A) none of the CBA Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "Affiliate") of a CBA Party or any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has offered and sold, and will offer and sell, the A$ Securities only in "offshore transactions" (within the meaning of Regulation S) in compliance with Regulation S and (C) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has complied and will comply with the offering restrictions requirement of Regulation S.

     III. The Manager represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to a CBA Party in writing by such Underwriter through Salomon expressly for use therein;

          (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the

Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any CBA Party in writing by such Underwriter through Salomon expressly for use therein;

          (c) Ernst & Young LLP are independent public accountants with respect to CBA and the Manager within the meaning of the Securities Act;

          (d) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 19.2 of the Master Trust Deed;

          (e) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (f) application has been made to the UK Listing Authority for the Class A-1 Notes to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange for the Class A-1 Notes to be admitted to trading and all relevant requirements of the Listing Rules will have been complied with.

     5.  Covenants and Agreements.

     I. The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the CBA Parties as follows:

          (a) to use the net proceeds received by the Issuer Trustee from the sale of the Class A-1 Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (b) to notify the Representative and the CBA Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

          (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Class A-1 Notes or the enforcement or delivery of this Agreement;

          (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream concerning the issue of the Class A-1 Notes and related matters;

          (e) to provide reasonable assistance to the CBA Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

          (f) to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

          (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(q) below;

          (h) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

               (i) provided the Manager complies with Section 5.II.(r), the Issuer Trustee will:

               (i) sign and deliver to the UK Listing Authority a listing application and copies of the Prospectus on or prior to the Closing Date;

               (ii) ensure that the Prospectus shall be approved as listing particulars by or on behalf of the UK Listing Authority as required by Section 144(2) of the Financial Services Act and the Listing Rules; and

               (iii) ensure that two copies of the Prospectus shall be delivered to the Registrar of Companies in England and Wales for registration as required by Section 149 of the Financial Services Act, on or before the date of publication thereof;

          (j) to procure that if, after the Prospectus has been published and following the admission of the Class A-1 Notes to the Official List of the UK Listing Authority and admission of the Class A-1 Notes to trading on the London Stock Exchange:

               (i) there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by Section 146 of the Financial Services Act or by the Listing Rules or by the UK Listing Authority or by the London Stock Exchange; or

               (ii) a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Prospectus was prepared, to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and, in accordance with the Listing Rules, to submit to the UK Listing Authority for its approval and, if approved, publish a supplement to the Offering Circular of the change or new matter;

          (k) for the purposes of section 128F(3)(c) of the Australian Tax Act, it will, before it issues any Class A-1 Note, seek a listing of the Class A-1 Notes on the Official List of the UK Listing Authority and the admission of the Class A-1 Notes to trading on the London Stock Exchange, and use its best efforts to maintain such listing for as long as any of the Class A-1 Notes are outstanding; provided, however, if such listing becomes impossible, to use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Class A-1 Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of Salomon, decide; and

          (l) in connection with the initial distribution of the Class A-2 Notes and the Class B Notes, it and each person acting on its behalf (other than the CBA Parties, each Affiliate of a CBA Party and the Managers (as defined in the Dealer Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes and the Class B Notes or offer the Class A-2 Notes and the Class B Notes for sale or invite offers to purchase the Class A-2 Notes and the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes or the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Law) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law.

     II. The CBA Parties severally covenant and agree with each of the several Underwriters and the Issuer Trustee as follows:

          (a) in the case of the Manager only, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

          (b) in the case of the Manager only, to deliver, at the expense of the Manager, to the Representative, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request;

          (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

          (d) in the case of the Manager only, to advise the Representative promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending and such qualification of the Class A-1 Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) to advise the Representative promptly, and to confirm such advice in writing of the receipt by a CBA Party of any notification with respect to any suspension of the qualification of the Class A-1 Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Class A-1 Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Class A-1 Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the CBA Parties, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to CBA) to which Class A-1 Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (g) in the case of the Manager only, to endeavor to qualify the Class A-1 Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Class A-1 Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

          (h) in the case of the Manager only, to make generally available to the holders of the Class A-1 Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (i) in the case of the Manager only, so long as the Class A-1 Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents,
(iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Representative of the Pool Factor as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Class A-1 Notes, and copies of any reports and financial statements furnished to or filed with the

Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the CBA Parties as the Representative may reasonably request;

          (j) to the extent, if any, that the ratings provided with respect to the Class
A-1 Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a CBA Party or the Issuer Trustee, the relevant CBA Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

          (k) it will on behalf of the Issuer Trustee: (i) for the purposes of 128F of the Australian Tax Act, seek a listing of the Class A-1 Notes on the Official List of the UK Listing Authority and the admission of the Class A-1 Notes to trading on the London Stock Exchange before the Issuer Trustee issues any Class A-1 Note, (ii) ensure that the Issuer Trustee will not offer, issue or sell the Class A-1 Notes to the Underwriters, until the Class A-1 Notes have been admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange or the Representative, on behalf of the Underwriters, is satisfied that the Class A-1 Notes will be admitted after the Closing Date and (iii) it will, use its best efforts to maintain such listing for as long as any of the Class A-1 Notes are outstanding; provided, however, if such listing becomes impossible, to use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Class A-1 Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of Salomon, decide;

          (l) to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the UK Listing Authority) and publish all advertisements or other material and to comply with any other requirements of the UK Listing Authority or the London Stock Exchange that may be necessary in order to effect and maintain such listing;

          (m) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the rating referred to in
Section 6(q) below;

          (n) in the case of the Manager only, to assist Salomon in making arrangements with DTC, Euroclear and Clearstream concerning the issue of the Book-Entry Notes and related matters;

          (o) in the case of the Manager only, if required, to register the Class A-1 Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later that when such registration may become required by law;

          (p) in the case of CBA only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the CBA Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Class A-1 Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A-1 Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this Agreement, (vii) the CBA Parties' counsel and accountants and the Underwriters' counsel fees and disbursement that are chargeable to CBA, and (viii) payable to rating agencies in connection with the rating of the Notes. However, each of the several Underwriters shall be severally responsible for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors;

          (q) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class A-1 Notes in accordance with this Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee; to make all payments to be made by the CBA Parties or the Issuer Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant CBA Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant CBA Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

          (r) in the case of the Manager only, to do all things necessary to enable and cause the Issuer Trustee to:

               (i) sign and deliver to the UK Listing Authority a listing application and copies of the Prospectus on or prior to the Closing Date;

               (ii) cause the Prospectus to be approved as listing particulars by or on behalf of the UK Listing Authority as required by
               Section 144(2) of the Financial Services Act and the Listing Rules; and

               (iii) cause two copies of the Prospectus to be delivered to the Registrar of Companies in England and Wales for registration as required by Section 149 of the Financial Services Act, on or before the date of publication thereof; and

          (s) if, after the Prospectus has been published and following the admission of the Class A-1 Notes to the Official List of the UK Listing Authority and admission of the Class A-1 Notes to trading on the London Stock
Exchange:

               (i) there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by Section 146 of the Financial Services Act or by the Listing Rules or by the UK Listing Authority or by the London Stock Exchange; or

               (ii) a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Prospectus was prepared, to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and will, in accordance with the Listing Rules, submit to the UK Listing Authority for its approval and, if approved, publish a supplement to the Prospectus of the change or new matter;

          (t) in connection with the initial distribution of the Class A-2 Notes and the Class B Notes, it and each person acting on behalf of the CBA Parties (other than the Co-Managers (as defined in the Dealer Agreement), each of whom has agreed and covenanted with the Issuer Trustee and the Manager, with appropriate changes, as follows) has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes and the Class B Notes or offer the Class A-2 Notes and the Class B Notes for sale or invite offers to purchase the Class A-2 Notes and the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes or the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Law) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with
Part 6D.2 of the Corporations Law; and

          (u) to procure that the charges created by or contained in the Security Trust
Deed are registered within all applicable time limits in all appropriate registers.

     III. Selling Restrictions

          (a) No prospectus in relation to the Class A-1 Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Class A-1 Notes or offer the Class A-1 Notes for sale or invite offers to purchase the Class A-1 Notes to a person, where the offer or invitation is received by that person in Australia.

          (b) Each Underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Class A-1 Notes for sale, or invited or induced offers to buy the Class A-1 Notes, in each case by:

               (i) making each preliminary prospectus or the Prospectus available for inspection on a Bloomberg source and inviting potential investors to access the preliminary prospectus or the Prospectus available on that Bloomberg source; or

               (ii) making hard copies of each preliminary prospectus or the Prospectus for the Class A-1 Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of that preliminary prospectus or the Prospectus to those purchasers.

         (c) Each Underwriter agrees that it will not sell Class A-1 Notes to, or invite or induce offers for the Class A-1 Notes from:

               (i) any associate of the Issuer Trustee or a CBA Party specified in Schedule II or Schedule III; or

               (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a CBA Party.

         (d)   Each Underwriter, severally and not jointly, agrees to:

               (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Class A-1 Notes specifying that it has complied with section 5(III)(b); and

               (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied in respect of the Class A-1 Notes, provided that no Underwriter shall be obliged to disclose:

                                    (x) the identity of the purchaser of any Class A-1 Note or any information from which such identity might be capable of being ascertained; or

                                    (y) any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

          (e) Each Underwriter, severally and not jointly, represents and agrees that it (i) has not offered or sold, and prior to admission of the Class A-1 Notes to listing in accordance with Part IV of the Financial Services Act will not offer or sell any Class A-1 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995, as amended, or the Financial Services Act, (ii) has complied with and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A-1 Notes, in, from or otherwise involving the United Kingdom, and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A-1 Notes, other than any document which consists of, or any part of, listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act to a person who is a kind described in Article 11(3) of the Financial Services Act (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

          (f) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Class A-1 Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Class A-1 Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

     IV. The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5.I. and the Issuer Trustee acknowledges and accepts that direction.

     6. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters hereunder are subject to the performance by the

Issuer Trustee and the CBA Parties of their obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

          (b) the representations and warranties of the Issuer Trustee and the CBA Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and CBA Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the CBA Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

          (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

          (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, CBA by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or
(iii) the equivalent of "A2" or "A"or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization"nor (y) shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

          (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the CBA Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A-1 Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

          (f) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each CBA Party, with specific knowledge about the party's financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (e) of this Section;

          (g) the Representative shall have received letters, dated the date of delivery thereof, of (i) Ernst & Young LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto), agrees with the accounting records of CBA, excluding any questions of legal interpretation, and (ii) PriceWaterhouseCoopers, in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

          (h) Brown & Wood LLP, special United States counsel to the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i) Mayer Brown & Platt, United States counsel for the CBA Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, substantially in the form of Exhibit A-1 and Exhibit A-2 and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) Mayer Brown & Platt, United States federal income tax counsel for the CBA Parties shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) Clayton Utz, Australian counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit B and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (l) Clayton Utz, Australian tax counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (m) Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit C and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (n) the Chief Solicitor and General Counsel of CBA shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit D and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (o) Counsel to the Interest Rate Swap Provider and Currency Swap Providers shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (p) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

          (q) the Representative shall have received copies of letters from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and Fitch, Inc. (the "Rating Agencies") stating that the Class A-1 Notes have been rated AAA or its equivalent by the Rating Agencies;

          (r) the Class A-1 Notes shall have been admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange or such other exchange as the parties shall agree upon or the Representative shall be satisfied that such listing will be granted after the Closing Date but in any event, prior to the first Payment Date for the Class A-1 Notes;

          (s) the Representative shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class A-2 Notes and the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic Documents;

          (t) on or prior to the Closing Date the Issuer Trustee and the CBA Parties shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request; and

          (u) [all of the Placed Class A-1 Notes have been duly executed, authenticated, delivered and paid for.]

      7.  Indemnification and Contribution.

          (a) Each of the CBA Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Class A-1 Notes and each person, if any, that controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (x) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the CBA Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted caused by any untrue statement or alleged untrue statement of material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated in or necessary to make the statements in not misleading, except in (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any Underwriter furnished to a CBA Party in writing by such Underwriter through Salomon expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or (ii) that such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Class A-1 Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Class A-1 Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from (i) any preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) the Prospectus was corrected in the Prospectus as amended or supplemented;

      For the purposes of this Agreement, the term "Prepayment and Yield Information" means that portion of the information in any preliminary prospectus or the Prospectus (or the Prospectus as amended or supplemented) set forth under the sub-heading "Prepayment and Yield Considerations - Weighted Average Lives", including the table entitled "Percent of Initial Principal Outstanding at the Following Percentages of Constant Prepayment Rate", that is not Pool Information; provided, however, that information set forth under that sub-heading that is not Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect. "Pool Information" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by any CBA Party regarding the Mortgage Loans.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and CBA and each person that controls a CBA Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the CBA Parties to each Underwriter, but only with reference to information relating to such Underwriter furnished to the CBA Parties in writing by such Underwriter through Salomon expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by Salomon and any such separate firm for the Manager, its directors, its officers who sign the Registration Statement, CBA and the Issuer Trustee and such control persons of each of the Issuer Trustee and the

CBA Parties shall be designated in writing by that party. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Class A-1 Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the CBA Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Class A-1 Notes. The relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a CBA Party or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The CBA Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Class A-1 Notes set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Issuer Trustee and the CBA Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a CBA Party, its officers or directors or any other person controlling the Issuer Trustee or a CBA Party and (iii) acceptance of and payment for any of the Class A-1 Notes.

          (f) To the extent that any payment of damages by a CBA Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to Prudential Standard APS 120-- "Funds Management and Securitisation paragraph 15 of Guidance Note AGN 120.3-" "Purchase and Supply of Assets (including Securities issued by SPVs)," being Guidance Note to Prudential Standard APS 120-"Funds Management and Securitisation" or any successor thereto such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any replacement of Predential Standard).

      8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of Salomon, by notice given to the Issuer Trustee and each CBA Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee or any CBA Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either United States Federal, New York State, Commonwealth of Australia, New South Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Salomon, is material and adverse and which, in the judgment of Salomon, makes it impracticable to market the Class A-1 Notes on the terms and in the manner contemplated in the Prospectus.

      9. Effectiveness of Agreement; Default of Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

      If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A-1 Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A-1 Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A-1 Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A-1 Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A-1 Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Salomon may specify, to purchase the Class A-1 Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A-1 Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Class A-1 Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A-1 Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A-1 Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A-1 Notes to be purchased on such date, and arrangements satisfactory to Salomon and the Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the CBA Parties and the Issuer Trustee. In any such case either Salomon or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10. Expenses Upon Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a CBA Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a CBA Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the CBA Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      11. Successors. This Agreement shall inure to the benefit of and be binding upon the CBA Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A-1 Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      12.  Certain Matters Relating to the Issuer Trustee.

          (a) The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

          (b) Each Underwriter and each of the CBA Parties may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

          (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Series Supplement).

          (d) It is acknowledged that the Relevant Parties (as defined in the Series Supplement) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

      13. Actions by Representative; Notices. Any action by the Underwriters hereunder may be taken by [Salomon Smith Barney] on behalf of the Underwriters, and any such action taken by [Salomon Smith Barney] shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to [Salomon Smith Barney], [ ] [ ] New York [ ] (Facsimile No.: ___________); Attention:____________ Department. Notices to CBA and the Manager shall be given to it at Commonwealth Bank of Australia, 48 Martin Place, 7th Floor, Sydney, NSW, 2000 (Facsimile No.:(612) 9312-0988); Attention: Leanne Leong, Group Treasury. Notices to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 3, Hunter Street, Sydney, NSW, 2000 (Facsimile No.:(612) 9221-7870); Attention: Manager, Securitisation.

      14. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

      15. Submission to Jurisdiction. Each of the CBA Parties and the Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the CBA Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United States of America. To the extent that each of the CBA Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Class A-1 Notes or this Agreement, each of the CBA Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     16. Appointments of Process Agent.

          (a) Each of the CBA Parties hereby designates and appoints Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022 (Attention: Ian Phillips) (the "CBA Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022 (Attention: Ian Phillips) as such authorized agent shall become effective immediately without any further action on the part of the each of the CBA Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this
Section 16 and reasonably satisfactory to Salomon. If the CBA Process Agent shall cease to act as agent for service of process, each of the CBA Parties shall appoint, without unreasonable delay, another such agent, and notify Salomon of such appointment. Each of the CBA Parties represents to the Underwriters that it has notified the CBA Process Agent of such designation and appointment and that the CBA Process Agent has accepted the same in writing. Each of the CBA Parties hereby authorizes and directs the CBA Process Agent to accept such service. Each of the CBA Parties further agrees that service of process upon the CBA Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

          (b) The Issuer Trustee hereby designates and appoints C.T. Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of C.T. Corporation as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to Salomon. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify Salomon of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

      17. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures [Salomon Smith Barney] could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

        If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                              Very truly yours,


                              COMMONWEALTH BANK OF
                              AUSTRALIA

                              By:_______________________
                                       Name:
                                       Title:



                              SECURITISATION ADVISORY SERVICES PTY LIMITED

                              By:_______________________
                                       Name:
                                       Title:



                              PERPETUAL TRUSTEE COMPANY LIMITED in its capacity as Trustee of the Trust

                              By:_______________________
                                       Name:
                                       Title:


Accepted: [April _], 2001

[SALOMON SMITH BARNEY]

Acting on behalf of itself and the several Underwriters listed in Schedule I hereto.

By:___________________________
         Name:
         Title:

                                                            SCHEDULE I


                                                    PRINCIPAL AMOUNT OF
                                                    SECURITIES TO BE PURCHASED


Underwriter

[Salomon Smith Barney]                             US$
             ................................
[          ] ................................      US$
[          ] ................................      US$
[          ] ................................      US$
                                                   ===========
             Total...........................      US$

                                                                     SCHEDULE II

                List of 128F(9) Associates of the Issuer Trustee

Perpetual Trustees Australia Ltd
Perpetual Trustee Company Ltd
Perpetual Trustees Nominees Ltd
ACT Nominees Ltd
Perpetual Custodians Ltd
Perpetual Trust Services Limited... (formerly Perpetual Trust Limited) Hunter Nominees Pty Ltd
PT Limited
Perpetrust Nominees Pty Ltd
Perpetual Australia Property Services (NSW) Pty Ltd... (formerly Perpetual Realty Pty Limited)
Perpetual Service Network Pty Limited Australian Trustees Pty Ltd Commonwealth Trustees Pty Ltd Perpetual Services Pty Ltd
Perpetual Australia Pty Ltd
Perpetual Nominees Limited... (formerly PTA Nominees Limited)
Perpetual Investment Management Ltd... (formerly Perpetual Management Ltd) Perpetual Trustees SA Ltd
Perpetual Australia Property Services (Canberra) Pty
Limited Perpetual Australia Property Services (QLD) Pty Limited
Perpetual Australia Property Services (SA) Pty Limited
Queensland Trustees Pty Ltd
Investor Marketplace Limited
Perpetual Fund Services Limited
ASX Perpetual Registrars Limited
Perpetual Superannuation Limited
Perpetual Assets Pty Ltd
Perpetual Asset Management Ltd
Perpetual Trustees Victoria Ltd
Perpetual Executors Nominees Ltd Midway Nominees Pty Ltd
Perpetual Australia Property Services (VIC) Pty Ltd... (formerly Queenstreet Properties Pty Limited)
Corbun Nominees Pty Ltd
Perpetual Trustees Queensland Ltd Perpetual Trustee Company (Canberra) Ltd Charleville Leasing Ltd
Perpetual Trustees W.A. Ltd
Francine Holdings Pty Ltd
Perpetual Australia Property Services (WA) Pty Ltd... (formerly Perpetual Property Agency Pty Limited)
Perpetual Custodians WA Pty Ltd
Terrace Guardians Ltd
Selwest Pty Ltd
WA Trustee Nominees Pty Ltd

                                                                    SCHEDULE III

                  List of 128F(9) Associates of the CBA Parties

--------------------------------------------------------------------------------------------------------
Alliance Group Holdings            Collateral Leasing Pty Limited       Commonwealth Life Limited
                                                                        Australia
--------------------------------------------------------------------------------------------------------
Antarctic Shipping Pty Ltd         Colonial (UK) Trustees Limited       Commonwealth Managed
                                                                        Investments Limited
--------------------------------------------------------------------------------------------------------
ASB Bank Limited                   Colonial AFS Services Pty Limited    Commonwealth Property Limited
--------------------------------------------------------------------------------------------------------
ASB Finance Limited                Colonial Asset Finance Pty Limited   Commonwealth Securities
                                                                        (Japan) Pty Limited
--------------------------------------------------------------------------------------------------------
ASB Group Limited                  Colonial Employee Share Plan         Commonwealth Securities
                                   Limited                              Limited
--------------------------------------------------------------------------------------------------------
ASB Group Limited                  Colonial Fiji Life Limited           COMPAM Property Management Pty
                                                                        Limited
--------------------------------------------------------------------------------------------------------
ASB Life Limited                   Colonial Finance (Australia)         Computer Fleet Management
                                   Limited
--------------------------------------------------------------------------------------------------------
ASB Management Services Limited    Colonial Finance (UK) Limited        Comsec Nominees Pty Limited
--------------------------------------------------------------------------------------------------------
ASB Properties Limited             Colonial Finance Limited             CST Securitisation Management
                                                                        Limited
--------------------------------------------------------------------------------------------------------
ASB Superannuation Nominees        Colonial Financial Corporation       CTB Australia Limited
Limited                            Limited
--------------------------------------------------------------------------------------------------------
Australian Bank Limited            Colonial Financial Services Pty      Darontin Pty Limited
                                   Limited
--------------------------------------------------------------------------------------------------------
Ayudhya CMG Life Assurance PLC     Colonial First State International   EDS (Australia) Pty Limited
                                   Assets Limited
--------------------------------------------------------------------------------------------------------
Balga Pty Limited                  Colonial First State Investment      Electronic Financial
                                   Managers (NZ) Limited                Technologies Pty Ltd
--------------------------------------------------------------------------------------------------------
Bao Minh CMG Life Insurance        Colonial First State Investment      Emerald Holding Company
Company                            Managers (UK) Limited                Limited
--------------------------------------------------------------------------------------------------------
Binya Pty Limited                  Colonial First State Investments     EON CMG Life Assurance Bhd
                                   (Fiji) Limited
--------------------------------------------------------------------------------------------------------
BIZserv Pty Limited                Colonial First State Investments     Fleet Care Services Pty
                                   (NZ) Limited                         Limited
--------------------------------------------------------------------------------------------------------
Brookhollow Ave Pty Limited        Colonial First State Investments     Goldstar Mortgage Management
                                   Group Limited                        Pty Limited
--------------------------------------------------------------------------------------------------------
CBA (Delaware) Finance             Colonial First State Managed         Hambro-Grantham Ltd and its
Incorporated                       Services Limited                     subsidiaries
--------------------------------------------------------------------------------------------------------
CBA (Europe) Finance Limited       Colonial First State Property        Hazelwood Investment Company
                                   Limited                              Pty Limited
--------------------------------------------------------------------------------------------------------
CBA Asia Limited                   Colonial Healthcare (Fiji) Limited   Infravest (No. 1) Limited

--------------------------------------------------------------------------------------------------------
CBA EDSA IT Assets Partnership     Colonial Holding Company (No.2) Pty  Infravest (No. 2) Limited
                                   Limited
--------------------------------------------------------------------------------------------------------
CBA Funding (NZ) Limited           Colonial Holding Company NZ Limited  IPAC Securities Limited
--------------------------------------------------------------------------------------------------------
CBA Indemnity Co. Pty Limited      Colonial Holding Company Pty         Jacques Martin Industry Funds
                                   Limited                              Administration Pty Limited
--------------------------------------------------------------------------------------------------------
CBA International Finance Pty      Colonial Insurance Services Pty      Jacques Martin Pty Limited
Limited                            Limited
--------------------------------------------------------------------------------------------------------
CBA Investments (No 2) Pty Ltd     Colonial International Holdings Pty  Leaseway Australia Pty Limited
                                   Limited
--------------------------------------------------------------------------------------------------------
CBA Investments Limited            Colonial Investment Services         Mahon and Associates Limited
                                   Limited
--------------------------------------------------------------------------------------------------------
CBA Rail & Tram Company Pty        Colonial Investments Holding Pty     Micropay Pty Limited
Limited                            Limited
--------------------------------------------------------------------------------------------------------
CBA Specialised Financing Limited  Colonial LGA Holdings Limited        National Bank of Fiji Limited
--------------------------------------------------------------------------------------------------------
CB-CLA Limited                     Colonial Life (NZ) Limited           Perpetual Stock Pty Limited
--------------------------------------------------------------------------------------------------------
CBFC Limited                       Colonial Mutual Funds Limited        Property Internet PLC
--------------------------------------------------------------------------------------------------------
Central Real Estate Holdings       Colonial Mutual Superannuation Pty   PT Astra CMG Life
Corporation                        Limited
--------------------------------------------------------------------------------------------------------
Central Real Estate Holdings Group Colonial PCA Holdings Pty Limited    PT Bank BII Commonwealth
--------------------------------------------------------------------------------------------------------
China Life CMG Life Assurance      Colonial PCA Services Limited        Retail Investor Pty Limited
Company Limited
--------------------------------------------------------------------------------------------------------
Chullora Equity Investments        Colonial Portfolio Services Limited  SBV Asia Limited
(No.2) Pty Limited
--------------------------------------------------------------------------------------------------------
Chullora Equity Investments        Colonial Promotions Pty Limited      Senator House Investments (UK)
(No.3) Pty Limited                                                      Limited
--------------------------------------------------------------------------------------------------------
CIF (Hazelwood) Pty Limited        Colonial Protection Insurance Pty    Share Direct Nominees Pty
                                   Limited                              Limited
--------------------------------------------------------------------------------------------------------
CISL (Hazelwood) Pty Limited       Colonial Service Corporation New     Share Investments Pty Limited
                                   Zealand Limited
--------------------------------------------------------------------------------------------------------
CLL Investments Limited Australia  Colonial Services (Fiji) Limited     Sovereign Limited
--------------------------------------------------------------------------------------------------------
CMG Asia Life Holdings Limited     Colonial Services Pty Limited        Sparad (No. 20) Pty Limited
--------------------------------------------------------------------------------------------------------
CMG Asia Limited                   Colonial Stockbroking Limited        Sparad (No. 24) Pty Limited
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
CMG Asia Pensions and Retirements  Commonwealth Custodial Services      Sparad (No. 29) Pty Limited
Ltd                                Limited
--------------------------------------------------------------------------------------------------------
CMG Asia Pty Limited               Commonwealth Development Bank of     Sparad (No. 30) Pty Limited
                                   Australia Limited
--------------------------------------------------------------------------------------------------------
CMG CH China Funds Management      Commonwealth Funds Management        Sparad (No. 31) Pty Limited
Limited                            Limited
--------------------------------------------------------------------------------------------------------
CMG First State (HK) LLC           Commonwealth Funds Management        State Bank of New South Wales
                                   Limited Group                        Limited
--------------------------------------------------------------------------------------------------------
CMG First State Investment         Commonwealth Insurance Holdings      The Colonial Mutual Life
Managers (Asia) Limited            Limited                              Assurance Society Limited
--------------------------------------------------------------------------------------------------------
CMG First State Investments (Hong  Commonwealth Insurance Limited       Wilshire 10880 Corporation
Kong) Ltd
--------------------------------------------------------------------------------------------------------
CMG First State Singapore Ltd      Commonwealth Investment Services     Wilshire 10960 Corporation
                                   Limited
--------------------------------------------------------------------------------------------------------
CMG Life Insurance Co Inc          Commonwealth Investment Services
                                   Limited Group
--------------------------------------------------------------------------------------------------------
CMG Mahon (China) Investment       Commonwealth Investments Pty
Management Limited                 Limited
--------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-1

                 Form of Mayer Brown & Platt Transaction Opinion

                                [April ___], 2001

To:      Persons listed on Annex A hereto

         Series 2001-1G Medallion Trust

Ladies and Gentlemen:

         We have acted as special counsel to Commonwealth Bank of Australia ("CBA") and Securitisation Advisory Services Pty. Limited (the "Trust Manager") in connection with the issuance by Perpetual Trustee Company Limited (the "Issuer Trustee"), in its capacity as trustee of the Series 2001-1G Medallion Trust (the "Trust"), of the Class A-1 Mortgage Backed Floating Rate Notes ("the "Class A-1 Notes"). The Trust will be created pursuant to the Master Trust Deed, dated October 8, 1997 between the Issuer Trustee and the Trust Manager (the "Master Trust Deed"), the Series Supplement, dated _______, 2001, among the Issuer Trustee, the Trust Manager and CBA, as seller and servicer, which sets forth the specific provisions regarding the Trust and details the provisions of the Class A-1 Notes (the "Series Supplement"). The Class A-1 Note Trust Deed, dated [April ___], 2001, among the Issuer Trustee, the Class A-1 Note Trustee and the Trust Manager (the "Class A-1 Note Trust Deed") provides for the issuance of the Class A-1 Notes in accordance with the terms and conditions attached thereto. The Class A-1 Notes will be secured by the assets of the Trust, which will consist primarily of a pool of variable and fixed rate residential housing loans originated by CBA and Colonial State Bank ("Colonial") (the "Housing Loans") secured by mortgaged properties located in the Commonwealth of Australia.

         This opinion is being rendered pursuant to Sections 6(i) and 6(j) of the Underwriting Agreement (as defined herein).

         The Trust Manager has caused the Issuer Trustee to sell the Class A-1 Notes to [Salomon Smith Barney], as representative (the "Representative") for themselves and the other underwriters named in the Underwriting Agreement dated [April ___], 2001, among CBA, the Trust Manager, the Issuer Trustee and the Representative (the "Underwriting Agreement", and together with the Master Trust Deed, the Series Supplement, the Security Trust Deed, the Agency Agreement, the Standby Redraw Facility Agreement, the Liquidity Facility Agreement, the Interest Rate Swaps, the Currency Swap, the Class A-1 Note Trust Deed, the form of the Class A-1 Notes and the [PMI Mortgage Insurance Ltd.] Master Policy collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

         The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a registration statement (No. 333-____) on Form S-11 for the registration of the Class A-1 Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Representatives. The Trust Manager has filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act a prospectus dated _________, 2001 (the "Final Prospectus"), which contains the information previously omitted from the prospectus dated [___ _], 2001 (the "Preliminary Prospectus") pursuant to Rule 430A promulgated under the Securities Act, relating to the Class A-1 Notes and the method of distribution thereof. Such registration statement, including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; the Final Prospectus, together with any amendment thereof or supplement thereto authorized by the Trust Manager on or prior to the Closing Date for use in connection with the offering of the Class A-1 Notes, is hereinafter called the "Prospectus."

         In connection with rendering this opinion letter, we have examined the Agreements and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon the accuracy of the representations of parties to the Agreements contained therein and, where we have deemed appropriate, separate additional representations or certifications of parties to the Agreements, their respective officers and representatives or public officials. In rendering this opinion letter, we have also assumed (i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies, (ii) the due authorization, execution and delivery, and the necessary power with respect thereto, and the enforceability of such documents, (iii) the conformity to the requirements of the Agreements, of the mortgages, certificates of title and other documents contained in the housing loan packets held by CBA on behalf of the Issuer Trustee, (iv) the performance by all parties to the Agreements in accordance with their covenants and agreements made therein, and (v) that there is not any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States and, in each case, as in existence on the date hereof. In rendering the opinion set forth below, as to matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof or other laws that may be applicable to CBA or the Trust Manager, we have relied without independent investigation on the opinion letter of Clayton Utz dated the date hereof, Australian counsel to CBA and the Trust Manager and as to matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof or other laws that may be applicable to the Issuer Trustee, we have relied without independent investigation on the opinion letter of Mallesons Stephen Jaques dated the date hereof, Australian counsel to the Issuer Trustee. A copy of each such

                                    -A-1-2-
opinion is annexed hereto. To the extent that we have relied on the foregoing opinion letters, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein. We do not express any opinion on any issue not expressly addressed below.

         Based upon the foregoing, it is our opinion that:

          (a) The Registration Statement has become effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened under Section 8(d) of the Securities Act.

          (b) The Registration Statement and the Prospectus, as of their respective effective or issue date, other than financial or statistical information contained therein, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

          (c) To the best of our knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          (d) The statements in the Prospectus under the captions "Description of the Class A-1 Notes" and "Description of the Transaction Documents" insofar as they purport to summarize certain terms of the Class A-1 Notes and the applicable Agreements, constitute a fair summary of the provisions purported to be summarized.

          (e) The statements contained in the Prospectus under the headings "ERISA Considerations", "Legal Investment Considerations" and "United States Federal Income Tax Matters", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Class A-1 Notes, are correct in all material respects with respect to those consequences or matters that are discussed therein.

          (f) The Trust is not, and will not as a result of the offer and sale of the Class A-1 Notes as contemplated in the Underwriting Agreement or as a result of the consummation of the transactions contemplated by the terms of the Agreements

                                    -A-1-3-
                    become, required to be registered as an "investment company", under the Investment Company Act of 1940, as amended.

          (g) The Class A-1 Note Trust Deed has been duly qualified under the Trust Indenture Act of 1939, as amended.

          (h) No consent, approval, authorization or order of any federal court or governmental agency or body is required (i) for the consummation by CBA or the Trust Manager of the transactions contemplated by the terms of the Agreements or (ii) for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Class A-1 Notes by the Issuer Trustee, except, in each case, (a) such as have been obtained under the Securities Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Class A-1 Notes by the Underwriters, as to which we express no opinion.

          (i) To the extent that the execution and delivery of the Underwriting Agreement are matters to be determined under New York law, the Underwriting Agreement has been duly and validly executed and delivered and constitutes a legal, valid and binding obligation of each of CBA, the Issuer Trustee and the Trust Manager. In rendering the opinions expressed above we express no opinion regarding any severability provision in the Underwriting Agreement or regarding the legal, valid and binding effect or the enforceability of any indemnification provision in the Underwriting Agreement to the extent that any such provisions may be deemed to cover matters under the federal securities laws.

          (j) The offer, sale and delivery of the A$ Securities to the dealers under the Dealer Agreement and the initial resale of the A$ Securities by the dealers under the Dealer Agreement contemplated by the Dealer Agreement and the offer, sale, delivery and initial resale of any Redraw Bonds that are issued as contemplated by the Agreements do not require registration under the Securities Act.

         The opinions rendered herein are limited in all respects to the laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof.

         This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be

                                    -A-1-4-
furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                                   Very truly yours,



                                                   MAYER, BROWN & PLATT


DC/NM

                                    -A-1-5-

                                                                    Annex A

Commonwealth Bank of Australia
Securitisation Advisory Services Pty. Limited
The Directors, Perpetual Trustee Company Limited
[Salomon Smith Barney] as Representative of the several underwriters Moody's Investor Service
Standard Poor's (Australia) Pty Limited
Fitch Inc
P.T. Limited
The Bank of New York, New York branch


                                    -A-1-6-

                                     ANNEX B

                             OPINION OF CLAYTON UTZ


                                    -A-1-7-

                                     ANNEX C

                       OPINION OF MALLESONS STEPHEN JAQUES


                                    -A-1-8-

                                                                    EXHIBIT A-2

                    Form of Mayer Brown & Platt 10b-5 Opinion

                                                              [April ____], 2001

To:      Persons Listed on Annex A hereto

         Series 2001-1G Medallion Trust

Ladies and Gentlemen:

         We have acted as special counsel to Commonwealth Bank of Australia ("CBA") and Securitisation Advisory Services Pty. Limited (the "Trust Manager") in connection with the issuance by Perpetual Trustee Company Limited, in its capacity as trustee (the "Issuer Trustee") of the Series 2001-1G Medallion Trust (the "Trust"), of the Class A-1 Mortgage Backed Floating Rate Notes (the "Class A-1 Notes"). The Trust will be created pursuant to the Master Trust Deed, dated October 8, 1997 between the Issuer Trustee and the Trust Manager (the "Master Trust Deed") and the Series Supplement, dated _____ __, 2001, among the Issuer Trustee, as trustee, the Trust Manager, as trust manager, and CBA, as seller and servicer, which sets forth the specific provisions regarding the Trust and details the provisions of the Class A-1 Notes (the "Series Supplement"). The Class A-1 Note Trust Deed, dated [April __], 2001, among the Issuer Trustee, the Class A-1 Note Trustee and the Trust Manager (the "Class A-1 Note Trust Deed") provides for the issuance of the Class A-1 Notes in accordance with the terms and conditions attached thereto. The Class A-1 Notes will be secured by the assets of the Trust, which will consist primarily of a pool of variable and fixed rate residential housing loans originated by CBA and Colonial State Bank ("Colonial") (the "Housing Loans") secured by mortgaged properties located in the Commonwealth of Australia.

         The Trust Manager has caused the Issuer Trustee to sell the Class A-1 Notes to [Salomon Smith Barney] as representative (the "Representative") for themselves and the other underwriters named in the Underwriting Agreement dated [April __], 2001, among CBA, the Trust Manager, the Issuer Trustee and the Representative (the "Underwriting Agreement", and together with the Master Trust Deed, the Series Supplement, the Security Trust Deed, the Agency Agreement, the Standby Redraw Facility Agreement, the Liquidity Facility Agreement, the Interest Rate Swaps, the Currency Swap, the Class A-1 Note Trust Deed, the form of the Class A-1 Notes and the PMI Master Policy, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

         The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a registration statement (No. 333- _____) on Form S-11 for the registration of the Class A-1 Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Representative. The Trust Manager has filed with the Commission pursuant to Rule 424(b)(4) promulgated under the Securities Act a prospectus dated ______ __, 2001 (the "Final

Prospectus"), which contains the information previously omitted from the prospectus dated [Marchl ___], 2001 (the "Preliminary Prospectus") pursuant to Rule 430A promulgated under the Securities Act, relating to the Class A-1 Notes and the method of distribution thereof. Such registration statement, including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; the Final Prospectus, together with any amendment thereof or supplement thereto authorized by the Trust Manager on or prior to the Closing Date for use in connection with the offering of the Class A-1 Notes, is hereinafter called the "Prospectus."

         Because of the wholly or partially non-legal character of many determinations involved in the preparation of the Registration Statement and the Prospectus, we are not advising herein with respect to and do not assume any responsibility herein for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and make no representation herein that we have otherwise independently verified the accuracy, completeness or fairness of such statements. As to matters of fact, we have examined and relied upon the accuracy of the representations of parties to the Agreements contained therein and, where we have deemed appropriate, separate additional representations or certifications of parties to the Agreements, their respective officers and representatives or public officials. In particular and without limiting the foregoing, we express no advice as to any such accounting, financial or statistical information contained in the Registration Statement or the Prospectus, and we have not examined any accounting, financial or statistical records from which the information and statements included therein were derived.

         We do not act as general counsel to CBA or the Trust Manager. In our representation of CBA and the Trust Manager in connection with the transactions contemplated by the Agreements, however, we met in conferences and participated in telephone conversations with representatives of parties to the Agreements, the Underwriters and their respective counsel in addition to us. During those conferences and telephone conversations, the contents of the Registration Statement and the Prospectus and related matters were discussed. With respect to the accuracy, completeness and fairness of the information relating to the Security Trustee, the Issuer Trustee, the Class A-1 Note Trustee, the Mortgage Insurers and [Citibank N.A. (NY branch)] contained in the Prospectus under the captions "Description of the Transaction Documents - The Security Trust Deed - General", "The Issuer Trustee, Commonwealth Bank and the Manager - The Issuer Trustee", "Description of the Transaction Documents - The Class A-1 Note Trustee", "The Mortgage Insurance Policies - Description of The Mortgage Insurers" and "Description of the Class A-1 Notes - The Currency Swaps - [Citibank N.A. (NY branch)]" respectively, we have relied exclusively on those conferences and telephone conversations, as well as certificates from officers thereof and no information inconsistent therewith has come to our attention. In addition, we have examined the Agreements and reviewed various opinions rendered and certificates delivered in connection with the issuance of the Class A-1 Notes. We have not otherwise undertaken any procedures other than those specified above that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

                                    -A-2-2-

         Based upon and subject to the foregoing, and further based upon our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise you that no information has come to our attention that causes us to believe that the Registration Statement, as of the effective date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading or that the Final Prospectus, as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         This letter is provided for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this letter may not be furnished to any other person or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                                   Very truly yours,



                                                   MAYER, BROWN & PLATT

DC/NM

                                    -A-2-3-

                                                                   Annex A

Commonwealth Bank of Australia
Securitisation Advisory Services Pty. Limited
The Directors, Perpetual Trustee Company Limited
P.T. Limited

Salomon Smith Barney as Representative of the several underwriters


                                    -A-2-4-

                                                                  EXHIBIT B

                     Form of Clayton Utz Transaction Opinion

                         [CLAYTON UTZ TO PROVIDE DRAFT]

Our Reference: [174/801/1454036]
Your Reference:

Partner/Solicitor Contact:
[Brian Salter 9353 4174]


[__] April 2001


To: The addressees specified in the Schedule

Dear Ladies and Gentlemen

SERIES 2001-1G MEDALLION TRUST: SECURITISATION


1.        Our Role

          We have acted as legal advisers to Commonwealth Bank of Australia (as Seller, Servicer, arranger and in various other capacities, but not as Lead Manager), and Securitisation Advisory Services Pty Limited, in connection with the Transaction Documents and the proposed issue of Notes and Redraw Bonds by the Trustee in relation to the above matter.

2.       Definitions and Interpretation

2.1      Definitions

          In this opinion, unless otherwise expressly stated:

          "Agency Agreement" means the Agency Agreement dated as of__ April 2001 between the Trustee, the Manager, The Bank of New York, New York Branch (as Class A-1 Note Trustee, Class A-1 Note Registrar, Agent Bank and Principal Paying Agent) and The Bank of New York, London Branch (as Paying Agent).

          "Bank" means the Commonwealth Bank of Australia, ABN 48 123 123 124.

          "Class A-1 Note Trust Deed" means the Class A-1 Note Trust Deed, including the form of the Class A-1 Notes and the Terms and Conditions of the Class A-1 Notes appearing in Schedule 1 and 2 respectively thereof, dated as of__ April 2001 between the Trustee, the Class A-1 Note Trustee and the Manager.

          "Class A-1 Note Purchase Agreement" means the Class A-1 Note Purchase Agreement dated__ April 2001 between the Manager, the Trustee and [Salomon Smith Barney entity] [ ].

          "Class A-1 Note Trustee" means The Bank of New York, New York Branch.

          "Credit Support Annex" means each of the Credit Support Annexes annexed to the Currency Swap Agreements.

          "Currency Swap Agreements" mean the two ISDA Master Agreements dated 7 April 2001 between the Trustee, [ ], the Bank and the Manager.

          "Dealer Agreement" means the Dealer Agreement dated_ April 2001 between the Trustee, the Bank, the Manager,[ Macquarie Bank Limited, ACN 008 583 542] and [UBS Warburg (Australia) Limited, ACN 008 582 705].

          "Interest Rate Swap Agreement" means the ISDA Master Agreement dated 31 ______2001 between the Bank, the Trustee and the Manager.

          "Liquidity Facility Agreement" means the Liquidity Facility Agreement dated 31 ______2001 between the Bank, the Manager and the Trustee.

          "Manager" means Securitisation Advisory Services Pty Limited, ABN 88 064 133 946.

          "Master Agreement Amending Agreement" means the Master Agreement Amending Agreement dated _ April 2001 between the Bank and [ ].

          "Master Trust Deed" means the Master Trust Deed dated 8 October 1997 between the Trustee and the Manager (as amended).

          ["Placement Agency Agreement" means the Placement Agency Agreement dated_ April 2001 between the Bank, the Manager, the Trustee and [Salomon Smith Barney] [ ].

          "PMI" means PMI Mortgage Insurance Ltd., [ACN 000 511 071].

          "PMI Master Policy" means the Lenders' Mortgage Insurance Provision dated [__] April 2001 between the Bank, the Trustee and PMI.

          "Relevant Companies" means the Bank and the Manager (each a "Relevant Company").

          "Relevant Jurisdictions" means the State of New South Wales, the Australian Capital Territory and the federal laws of the Commonwealth of Australia (and, in respect of paragraphs 7(b), (g), (h), (o) and (t) only, means all States and Territories of Australia and the federal laws of the Commonwealth of Australia).

                                     -B-2-

          "Security Trust Deed" means the Security Trust Deed dated __ _____ 2001 between the Security Trustee, the Trustee, the Manager and the Class A-1 Note Trustee.

          "Security Trustee" means P.T. Limited, [ACN 004 454 666].

          "Series Supplement" means the Series Supplement in relation to the Series Trust dated_ _____ 2001 between the Trustee, the Bank and the Manager.

          "Series Trust" means the trust established under the Master Trust Deed and the Series Supplement, known as the Series 2001-1G Medallion Trust.

          "Standby Redraw Facility Agreement" means the Standby Redraw Facility Agreement dated__ _____ 2001 between the Bank, the Manager and the Trustee.

          "Transaction Documents" means:

          (a) the Master Trust Deed (in so far as it relates to the Series
          Trust);

          (b) the Series Supplement;

          (c) the Security Trust Deed;

          (d) the Standby Redraw Facility Agreement;

          (e) the Liquidity Facility Agreement;

          (f) the Interest Rate Swap Agreement;

          (g) the Currency Swap Agreement;

          (h) the PMI Master Policy;

          (i) the Dealer Agreement;

          (j) the Agency Agreement;

          (k) the Class A-1 Note Trust Deed; and

          (l) the Underwriting Agreement.

          (m) the Class A-1 Purchase Agreement ; and

          (n) the Placement Agency Agreement.

          "Trustee" means Perpetual Trustee Company Limited, [ABN 42 000 001 007], in its capacity as trustee of the Series Trust.

                                     -B-3-

          "Underwriting Agreement" means the Underwriting Agreement dated [__] April 2001 between the Bank, the Manager, the Trustee and [Salomon Smith Barney], as representative of the several Underwriters listed in
          Schedule 1 thereto.

2.2       Master Trust Deed and Series Supplement Definitions

          Words and expressions which are defined in the Master Trust Deed and the Series Supplement have the same meanings when used in this opinion, unless otherwise defined herein.

3.        Documents Examined

          We have examined and relied on:

          (a)(i) a fax copy of the front and attestation pages of each of the Agency Agreement, the Currency Swap Agreements (in relation to the execution thereof by [currency swap provider]) and the Class A-1 Note Trust Deed as executed and an execution draft of each of the Agency Agreement, the Currency Swap Agreements and the Class A-1 Note Trust Deed in a form agreed between the parties thereto; and

             (ii) an original execution copy, a fax copy or a photocopy of each of the other Transaction Documents (including the Currency Swap Agreements executed by the Bank, the Manager and the Trustee), the Master Agreement Amending and the Sale Notice, as executed;

          (b)       a copy of the constitution of each Relevant Company;

          (c)       an original execution copy, a fax copy or a photocopy of:

             (i) a power of attorney dated 17 November 1997 given by the Bank appointing attorneys for the purposes of executing and delivering the Transaction Documents to which the Bank is a party on behalf of the Bank; and

             (ii) a power of attorney dated__ [April] 2001 given by the Manager appointing attorneys for the purposes of executing and delivering the Transaction Documents to which the Manager is a party on behalf of the Manager;

             (collectively the "Powers of Attorney"); and

             (iii) powers of attorney dated__ April 2001 executed by the Bank appointing attorneys in favour of the Trustee for the purposes of, amongst other things, executing Mortgage Transfers and substantially in the form contained in Schedules 2, 3 and 4 respectively of the Series Supplement (the "Perfection of Title Powers of Attorney");

                                     -B-4-

          (d)(i) a certified extract of the minutes of a meeting of the board of directors of the Manager relating to the entering into by it of the Transaction Documents to which it is a party; and

             (ii) a certified extract of the minutes of meeting of the board of directors of the manager relating to the entering into by it of the Placement Agency Agreement and the Class A-1 Purchase Agreement;

          (e) a certificate by the secretary or a director of the Manager, Leanne Leong, Tim See or Raymond Wilkie, that the resolutions set out in the above minutes were duly passed; that all provisions contained in the Corporations Law and the constitution of the Manager relating to the declaration of directors' interests and power of interested directors to vote were duly observed; that such resolutions have not been amended, modified or rescinded and are in full force and effect; that the persons signing the Power of Attorney by the Manager were directors, or a secretary and director, of the Manager and that the Power of Attorney has not been revoked;

          (f) a certificate from the secretary of the Bank stating that: the execution of the Power of Attorney by the Bank and the Perfection of Title Powers of Attorney was duly authorised by the board of directors of the Bank; that the witnesses to the fixing of the common seal of the Bank to the Power of Attorney by the Bank and the Perfection of Title Powers of Attorney were directors, or a director and secretary, of the Bank at the time of execution thereof and that none of the Power of Attorney by the Bank or the Perfection of Title Powers of Attorney have been revoked;

          (g) searches of the public records of the Relevant Companies on file at the office of the Australian Securities and Investments Commission conducted by our agents, Galloway & Co on [__]______ 2001; and

          (h)       a fax copy or email of the legal opinions of:

                    (i) Mallesons Stephen Jaques dated [__] April 2001 in relation to (amongst other things) the enforceability of the obligations of each of the Trustee and the Security Trustee under the Transaction Documents to which it is expressed to be a party; and

                    (ii) senior internal counsel of [ ] dated on or about [__] April 2001 relating to (amongst other things) the due execution and delivery by [ ] of each Currency Swap Agreement;

Except as stated herein, we have not examined any contracts or other documents entered into by or affecting any Relevant Company or [ ] or any corporate records of any Relevant Company or [ ] and we have not made any other inquiries concerning any Relevant Company or [ ]. In particular, we have not investigated whether any Relevant Company or[ ], by reason of the transactions contemplated by or by reason of its obligations under any Transaction Document to which it is a party,

                                     -B-5-
will be in breach of its obligations under any other contract or document. In addition, we have not made inquiries regarding the solvency or otherwise of [ ].

4.        Relevant Jurisdictions

          This opinion relates only to the laws of the Relevant Jurisdictions as in force at the date of this opinion and references to "law", "Courts", "jurisdiction", "Australian law", "Australian" and "Australia" and cognate expressions should be read accordingly.

5.        Assumptions

          This opinion assumes:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals of all documents supplied to us as certified, photocopied, conformed or fax copies, the authenticity and completeness of the originals of such documents, and that none of such documents have been terminated, amended or revoked;

          (c) the capacity, power and authority of each of the parties to the Transaction Documents, other than the Relevant Companies;

          (d) the due execution and delivery of the Transaction Documents by all parties thereto, other than the Relevant Companies and the delivery of the Transaction Documents the Master Agreement Amending Agreement and the Sale Notice on behalf of each Relevant Company;

          (e) the Transaction Documents constitute legal, valid and binding obligations of all parties to them (other than the Relevant Companies and [ ]) enforceable against each such party (other than the Relevant Companies and []) in accordance with their terms;

          (f) the performance by each Relevant Company or [ ] of any obligation under the Transaction Documents in any jurisdiction outside the Relevant Jurisdictions will not be illegal or ineffective under the laws of that jurisdiction and that no law of a jurisdiction, other than a Relevant Jurisdiction, affects any of the conclusions stated below;

          (g)       in relation to other than paragraph 7(o) of this opinion:

                    (i) no Relevant Company has passed a voluntary winding_up resolution and no petition has been presented to or order made by a Court for winding_up any Relevant Company;

                    (ii) no receiver or administrator has been appointed in relation to or in connection with a Relevant

                              Company; and

                                     -B-6-

                    (iii) the Australian Prudential Regulation Authority ("APRA") has not appointed a person to take control of the Bank's business or appointed an administrator to take control of the Bank's business under section 13A(1) of the Banking Act, 1959 (Commonwealth), and the Federal Court of Australia has not authorised APRA to assume control of, and to carry on, the business of the Bank under section 65(2) of the Banking Act,

                    (paragraphs 5(g)(i) and (ii) should not be understood to limit paragraph 7(i) of this opinion). In this regard, your attention is drawn to paragraph 7(i) of this opinion which states (in summary) that the inspection of Galloway & Co. does not disclose any filing in respect of the matters referred to in paragraphs 5(g)(i) and (ii);

          (h) in relation to paragraph 7(o) of this opinion and the transactions (as defined in the Corporations Law) under which the Mortgage Loan Rights are assigned in equity to the
                    Trustee:

                    (i) the Bank and the Trustee are not insolvent (as defined in the Corporations Law) at a time when such a transaction is entered into or an act is done, or an omission is made, for the purpose of giving effect to such a transaction;

                    (ii) neither the Bank nor the Trustee becomes insolvent because of, or because of matters including, the entering into of such a transaction or a person doing an act, or making an omission, for the purpose of giving effect to the transaction;

                    (iii) the assumptions in paragraph 5(g) are correct in relation to the Bank up to and including the acceptance by the Trustee of the offer contained in the Sale Notice and the assumptions in paragraphs 5(g)(i) and (ii) can also be made in relation to the Trustee up to and including that point in time; and

                    (iv) no security interest or other third party interest exists over or in respect of the Mortgage Loan Rights,

                    (paragraph 5(h)(i) and (iv) should not be understood to limit paragraph 7(i) of this opinion);

          (i) the inspection by Galloway & Co. of the public records of the Relevant Companies on file at the office of the Australian Securities and Investments Commission has been properly carried out. In this regard, Galloway & Co are our regular search agents, and we believe them to be competent to undertake this task;

          (j) the assumptions set out in section 129 of the Corporations Law are correct in so far as they affect this opinion, including that:

                                     -B-7-

                    (i) at all relevant times, each Relevant Company's constitution has been complied with;

                    (ii) a person who appears from information provided by each Relevant Company that is available to the public from the Australian Securities and Investments Commission to be a director or secretary of a Relevant Company has been duly appointed and has authority to exercise the powers and perform the duties customarily exercised or performed by a director or secretary of a similar company;

                    (iii) a document, has been duly executed by a Relevant Company if:

                              A. the document appears to have been signed by either 2 directors of the Relevant Company or a director and a secretary of the Relevant Company; or

                              B. the seal of the Relevant Company appears to have been fixed to that document and the fixing of the seal appears to have been witnessed by either 2 directors of the Relevant Company or a director and a secretary of the Relevant Company; and

                    (iv) the officers and agents of the Relevant Company properly perform their duties to the Relevant Company.

                    In this regard, we confirm that:

                    (v) the Power of Attorney and each Perfection of Title Power of Attorney executed by the Bank appears to have had the seal of the Bank fixed to it, and the fixing of the seal appears to have been witnessed by 2 persons who appear from the searches referred to in paragraph 3(g) to be directors or a director and a secretary of the Bank;

                    (vi) the Power of Attorney executed by the Manager appears to be signed by 2 persons who appear from the searches referred to in paragraph 3(g) to be directors or a director and a secretary of the Manager.

                    These matters are also confirmed in the certificates referred to in paragraphs 3(e) & (f) above.

                    There is nothing in the documents referred to in paragraphs 3(d), (e) or (f) above that would lead us to believe that any of the assumptions in this paragraph 5(j) are incorrect. In any event, you are entitled to make the assumptions in section 129 of the Corporations Law in relation to dealings with a Relevant Company unless, at the time of the dealing, you knew or suspected that the assumption was incorrect;

          (k) no Relevant Company, nor any other party to any of the Transaction Documents, has repudiated or terminated its obligations under any

                                     -B-8-

                    Transaction Document or accepted the repudiation or termination by any other party of that party's obligations under any Transaction Document, or purported to do any of the above;

          (l) there has been no written, oral or other arrangement, agreement or understanding under which the terms of any of the obligations under the Transaction Documents are in whole or part varied or waived, whether conditionally or unconditionally;

          (m) there has been no express or implied agreement by any person that would vary the priority rules applying on enforcement of, or the distribution of proceeds under, the Security Trust Deed that would otherwise be applicable in the absence of any such agreement;

          (n) for the purposes of paragraphs 7(j) to (w) inclusive (other than paragraphs 7(o), (s) and (v)), the representations and warranties as to matters of fact contained in the Transaction Documents are true and correct;

          (o) all Transaction Documents and transactions and dispositions contemplated by them which are liable for duty will be duly stamped in all applicable States and Territories of Australia (in this regard, please refer to our separate opinion on the stamp duty aspects of, amongst other things, the Transaction Documents);

          (p) the Powers of Attorney will be registered in New South Wales. In this regard we confirm that we will attend to registration of the Powers of Attorney in New South Wales in due course;

          (q) each certificate on which we have expressed reliance is and remains true and correct;

          (r) the opinions of Mallesons Stephen Jaques and the senior internal counsel of []referred to in paragraph 3(h) are correct, without reference to the assumptions and qualifications contained therein;

          (s) each Transaction Document represents the intention of the parties to it and that the parties have not in fact made some other different and separate contract between them and agreed that the relevant Transaction Document should not give rise to legally enforceable rights or liabilities;

          (t) for the purposes of paragraph 7(o) of this opinion, each Mortgage Loan referred to in the Schedule to the Sale Notice is insured under a Mortgage Insurance Policy and, in the case of the Mortgage Insurance Policies issued by GEMI, GEMI has consented to the assignment of the Mortgage Loans to the Trustee. We have been instructed by the Manager that this is the case;

          (u) the only collateral transferred under a Credit Support Annex is collateral referred to in paragraphs 13(b)(ii)(A) - (D) and (I) of each Credit Support Annex. Upon any transfer of collateral to the Trustee under a Credit Support

                                     -B-9-

                    Annex, the collateral referred to in Paragraph 13(b)(ii)(A),
                    (B), (C) or (D) of the Credit Support Annex will be registered in the name of the Trustee or in the name of the Trustee's Custodian (as defined in the Credit Support Annex) and the collateral referred to in Paragraph 13(b)(ii)(I) of the Credit Support Annex will be held in an account in the name of the Trustee or the Trustee's Custodian; and

          (v) each person who has signed a Transaction Document the Master Agreement Amending Agreement and the Sale Notice as an attorney of a Relevant Company is in fact a person named or referred to in the Power of Attorney for that Relevant Company.

          Except as expressly stated in this opinion, we have not taken any action to verify these assumptions. However, the signatory of this letter and those having carriage of this matter (the "persons acting") believe the assumptions to be correct at the time as of which they are given, having regard to the facts and circumstances of which the persons acting had actual knowledge as at that time including, without limitation, any facts appearing on the face of the document referred to in the assumptions (as opposed to facts and circumstances which the persons acting could have found out about had they made enquiry).

6.        Qualifications

          This opinion is subject to the following qualifications:

          (a) (except in the case of the opinions expressed in paragraphs 7(k), (l), (m), (n), (o), (q), (r), (s), (w) and (x)) the
                    application of the laws relating to insolvency, bankruptcy, receivership, reorganisation, moratoria, court schemes and similar laws affecting creditors' rights generally (including, in the case of the Bank, those provisions of the Banking Act, 1959 (Commonwealth) relating to taking control of a bank's business, the statutory administration of a bank and section 13A(3) of the Banking Act). Without limiting the qualification expressed in the previous sentence:

                    (i) the floating charge granted under the Security Trust Deed may be void against a liquidator of the Trustee except in so far as it secures amounts described in section 588FJ(2) of the Corporations Law (which amounts would include the amount of any obligation undertaken after the execution of the charge on behalf of, or for the benefit of, the Trustee) or in the circumstances referred to in section 588FJ(3) of the Corporations Law, that is, if the Trustee is shown to be solvent immediately after the Security Trust Deed was executed. The benefit of section 588FJ(2) does not apply in the circumstances referred to in sections 588FJ(4) and
                              (5) of the Corporations Law. The floating charge will also not be void under section 588FJ if it was created more than 6 months before the Relation Back Day (as defined in the Corporations Law);

                                    -B-10-

                    (ii) if a transaction contemplated by the Transaction Documents is an unfair preference, uncommercial transaction or unfair loan within the meaning of
                              Part 5.7B Division 2 of the Corporations Law, then the transaction may be voidable; and

                    (iii) a creditor's rights may be affected by a specific Court order obtained under laws (including section 444F or Part 5.3A Division 13 of the Corporations
                              Law);

          (b) a reference to the enforceability of an obligation is not to be taken as indicating enforceability of it by way of specific performance, injunctive relief or any other specified remedy; enforcement of the obligations of each Relevant Company and[ ] under the Transaction Documents and the obligations of the Trustee in respect of the Notes and Redraw Bonds may be limited by the general principles of equity which provide, in particular, that equitable remedies are discretionary, subject to equitable defences and are not available where damages are considered to be an adequate remedy;

          (c) claims may become barred under statutes imposing limited periods within which suits, actions or proceedings can be brought or may be or become subject to defences of set_off, abatement or counterclaim;

          (d) enforcement of the obligations of each Relevant Company and [ ] under the Transaction Documents and the obligations of the Trustee in respect of the Notes and the Redraw Bonds is subject to:

                    (i)       the general common law doctrines of:

                              A. estoppel in relation to representations, acts or omissions of the other parties thereto; and

                              B.        frustration;

                    (ii) the provisions of the Trade Practices Act 1974 (Commonwealth), the Australian Securities and Investments Commission Act 1989 (Commonwealth), the Fair Trading Act 1987 (NSW) and the Fair Trading Act 1992 (ACT) (particularly with respect to misleading and deceptive conduct and/or unconscionable conduct); and

                    (iii) the provisions of the Corporations Law with respect to misleading and deceptive conduct, which may preclude, limit or affect the ability to enforce against that Relevant Company or [ ] its obligations under the Transaction Documents and against the Trustee its obligations in respect of the Notes or Redraw Bonds;

          (e) any provision in the Transaction Documents providing that any entry, calculation or certification is to be conclusive and binding will not be effective

                                    -B-11-
                    if such entry, calculation or certification is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by any party to it;

          (f) a Court may not give full force to the provisions of the Transaction Documents relating to the severability of any invalid provision;

          (g) a Court will not enforce a provision of a Transaction Document which is in the nature of a penalty;

          (h) enforcement proceedings are subject to the general jurisdiction of the Court to award costs, even as against a successful party;

          (i) the records of each Relevant Company held at the offices of the Australian Securities and Investments Commission and available for search are not necessarily complete or up_to_date;

          (j) a Court in a Relevant Jurisdiction may stay any proceedings commenced in that jurisdiction against any Relevant Company or [ ] under the Transaction Documents if there are other proceedings in respect of the Transaction Documents in other jurisdictions simultaneously on foot against that Relevant Company or [ ];

          (k) where any party to the Transaction Documents is vested with a discretion or may determine a matter in its opinion, the law of the Relevant Jurisdictions may require that such discretion be exercised reasonably and that such opinion be based on reasonable grounds;

          (l) we express no opinion on the enforceability of any obligations to negotiate in good faith or similar;

          (m) an indemnity for legal costs or against liability for breach of any law may be unenforceable;

          (n) where any party to a Transaction Document is required to make any payments on demand, a Court may require that that party be given a reasonable time after demand is made on that party to comply with the demand before the creditor will be permitted to realise or enforce any security for a failure to satisfy the demand;

          (o) we express no opinion on any provision in any of the Transaction Documents requiring written amendments and waivers of the Transaction Documents in so far as they suggest that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted between or by the parties or by a duly authorised agent;

          (p) the provisions of Part 5.7B of the Corporations Law relating to unfair loans have not, so far as we are aware, been the subject of any decided case law. The opinion expressed in paragraph 7(q) is therefore based upon our interpretation of the relevant provisions of the Corporations Law, and not upon any case law or other authority;

                                    -B-12-

          (q)       the enforceability of the Security Trust Deed is subject to:

                    (i) the right of a chargor or mortgagor to redeem the property the subject of its charge or mortgage by tender of payment in full of the moneys secured at any time prior to the sale of the charged or mortgaged property;

                    (ii) the obligation of a chargee or mortgagee to exercise its power of sale in good faith and in a manner which is not reckless, harsh or unconscionable and to take reasonable care to obtain on such a sale a proper price or true market value for the property the subject of the sale; and

                    (iii) the obligations of a chargee or mortgagee in possession of charged or mortgaged property to account to the chargor or mortgagor;

          (r) our opinion as to the charge in the Security Trust Deed being a first ranking security is subject to the possibility of charges by virtue of statute or by law ranking ahead of the charge in the Security Trust Deed. In particular, certain other claims may have or obtain priority over the charge in the Security Trust Deed including:

                    (i) by virtue of statute (e.g. certain rates and taxes);

                    (ii) by reason of the fact that the priority accorded by virtue of registration under the Corporations Law does not extend to encumbrances which are not so registrable (e.g. encumbrances over land or choses in action other than books debts and certain encumbrances under which the holder has possession of the property subject to encumbrances or of indicia of title to that property); and

                    (iii) by virtue of certain exceptions provided by the Corporations Law to the principle that registrable charges take priority according to the order in which they are registered and of certain provisions of the Corporations Law which give priority over a floating charge to certain claims of employees and others when a receiver is appointed over property of the chargor or the chargor is wound up;

          (s) the Security Trust Deed is limited security and will not be available for enforcement in respect of amounts outstanding over [A$20,000,000,000];

          (t) under temporary Australian foreign exchange controls, payments by an Australian resident to, or on behalf of:

                    (i) the Government of Iraq or its agencies or nationals;

                    (ii) the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro);

                                    -B-13-

                    (iii) the Government of Libya or any public authority or controlled entity of the Government of Libya;

                    (iv) the Taliban (also called the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

                    (v) the National Union for the Total Independence of Angola ("UNITA") or senior officials, or adult members of the immediate families of senior officials, of UNITA, may only be made with Reserve Bank of Australia approval. Such restrictions may change in the future; and

          (u) if an action were brought in an Australian Court (other than a New South Wales Court) under the Transaction Documents, then under traditional practice a judgment could not be obtained in a currency other than Australian dollars (although recent decisions of the English and New South Wales Courts to the contrary might be followed).

7.        Opinion

          Subject to the assumptions and qualifications set out above and to matters of fact not disclosed to us, and based upon the documents which we have examined, we are of the opinion that:

          (a) each Relevant Company is a corporation duly incorporated and existing in the Australian Capital Territory, with power to enter into and deliver the Transaction Documents, the Master Agreement Amending Agreement, the Sale Notice and the Powers of Attorney to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorise the execution and delivery of the Transaction Documents, the Master Agreement Amending Agreement, the Sale Notice and the Powers of Attorney to which it is a party by that Relevant Company and the performance by that Relevant Company of its obligations under the Transaction Documents, the master Agreement Amending Agreement and the Notes to which it is a party has been duly taken;

          (b) the Transaction Documents, the Master Agreement Amending Agreement, and the Sale Notice have been duly executed and delivered by each Relevant Company that is a party thereto and the obligations expressed to be assumed by:

                    (i) each Relevant Company under the Underwriting Agreement the Class A-1 Purchase Agreement and the Placement Agency Agreement are legal, valid and binding obligations (their enforceability being a matter of New York law);

                                    -B-14-

                    (ii) each Relevant Company and[ ] under each Currency Swap Agreement (excluding each relevant Credit Support Annex) are legal, valid and binding obligations, enforceable in accordance with their terms in the Relevant Jurisdictions;

                    (iii) each Relevant Company under each Credit Support Annex are legal, valid and binding obligations (their enforceability being a matter of New York law); and

                    (iv) each Relevant Company under the balance of the Transaction Documents to which it is a party are legal, valid and binding obligations, enforceable in accordance with their terms in the Relevant Jurisdictions;

          (c) each Relevant Company is capable of suing and being sued in its corporate name;

          (d) in any proceedings taken in the Relevant Jurisdictions in relation to the Transaction Documents or the Notes, each Relevant Company will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

          (e) in any proceedings taken in the Relevant Jurisdictions in relation to the Transaction Documents or the Notes, the choice of the governing law of the Transaction Documents or the Notes will be recognised provided that such choice was made on a bona fide basis and without the primary purpose of avoiding the laws of another jurisdiction. We are not aware of any factual circumstances which suggest to us that the choice will not be recognised;

          (f) any final and conclusive judgment obtained against a Relevant Company in the Relevant Jurisdictions will be recognised and enforced;

          (g) all acts, conditions, approvals, authorisations, filings and things required to be done, fulfilled and performed in order to:

                    (i) enable each Relevant Company lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents and, in the case of the Bank, the Sale Notice;

                    (ii) ensure that the obligations expressed to be assumed by each Relevant Company therein are legal, valid and enforceable: and

                    (iii) make the Transaction Documents and the Sale Notice admissible in evidence in the Courts of the Relevant Jurisdictions,

                    have been done, fulfilled and performed and are in full force and effect. No authorisation under the laws of the Relevant Jurisdictions is required for the

                                    -B-15-
                              use or distribution of the final prospectus relating to the Class A-1 Notes in the United States of America and the United Kingdom;

          (h) the execution, delivery, incurring of the obligations to perform, and (so far as we are aware) performance of the Transaction Documents by each Relevant Company and, in the case of the Bank, the Sale Notice will not conflict with its constitution nor with any law of the Relevant Jurisdictions applicable to each Relevant Company;

          (i) the inspection referred to in paragraphs 3(g) and 5(i) as disclosed to us in the search report prepared by Galloway & Co does not disclose any filing in respect of the passing of a voluntary winding up resolution, the presentation of a petition or the making of an order for the winding up of any Relevant Company or the appointment of a receiver or administrator in relation to or in connection with any Relevant Company or any security interest granted by the Bank in respect of the Mortgage Loan Rights;

          (j) the charge created by the Security Trust Deed must be registered under section 263 of the Corporations Law within 45 days after the date of its creation. We confirm that we have attended to registration of the charge created by the Security Trust Deed. Upon registration, the charge will be a first ranking charge over the Assets of the Series Trust (subject to the Trustee's Prior Interest (as that term is defined in the Security Trust Deed) and the provisions of sections 279-282 of the Corporations Law). On enforcement of the charge the Security Trustee's rights in relation to the Assets of the Series Trust will be no greater than the rights of the Trustee in respect of such assets prior to enforcement and therefore the Security Trustee's interest in the Assets of the Series Trust as chargee remains subject to the rights of any other party who has an interest therein to which the Trustee's interest is subject;

          (k) the order of application of payments set out in clause 13.1 of the Security Trust Deed is valid, binding and enforceable against the Security Trustee, the Trustee, the Residual Unitholder and the Secured Creditors (as defined in the Security Trust Deed) (subject to the laws relating to insolvency referred to in paragraphs 7(w) and (x) of this opinion);

          (l) in the event of the insolvency of the Trustee or the Security Trustee, none of:

                    (i) the creation by the Trustee of the charge created under the Security Trust Deed; nor

                    (ii) the making of payments by the Trustee or the Security Trustee to Noteholders and Redraw Bondholders under and in accordance with the Transaction Documents, or the Notes or the Redraw Bonds; nor

                    (iii) the assignment of the Mortgage Loan Rights by the Seller to the Trustee in accordance with and as contemplated by clause 4 of the Series Supplement,

                                    -B-16-
                    is or will be an unfair preference, within the meaning of section 588FA(1) of the Corporations Law;

          (m) in the winding up of the Trustee, the assets subject to the charge created by the Security Trust Deed, and all money received by the Security Trustee or any receiver in exercise of any power, right or remedy under the Security Trust Deed, will be required to be applied in or towards satisfaction of amounts owing by the Trustee to the Secured Creditors (as defined in and in the order specified in the Security Trust
                    Deed) in priority to the claims of unsecured creditors of the Trustee (except to the extent that those unsecured creditors have the benefit of the Trustee's Prior Interest (as that term is defined in the Security Trust Deed));

          (n)       (i)       if either the Trustee or the Security Trustee is
                              wound up, the assets held by it as trustee of the Series Trust or as Security Trustee (as the case may be) will not be available to its creditors, other than creditors to whom debts were incurred by the Trustee or the Security Trustee (as the case may be) acting in its capacity as such, and in accordance with the provisions of the Master
                              Trust Deed, the Series Supplement or the Security
                              Trust Deed (as the case may be); and

                    (ii) if the trustee of the trusts referred to in paragraph 13(m)(vii)(A)(2) of the Credit Support Annex to each of the Currency Swap Agreements is wound up the assets held by it as such trustee will not be available to its creditors other than as creditors to whom debts were incurred by it acting in such capacity and in accordance with the provisions of the relevant Credit Support Annex;

          (o) upon acceptance by the Trustee in accordance with the Series Supplement of the offer contained in a Sale Notice:

                    (i) the Mortgage Loan Rights will be validly assigned in equity to the Trustee; and

                    (ii) upon such assignment taking effect the Mortgage Loan Rights will not be considered to be the assets of the Bank upon the winding-up of the Bank (except to the extent that the Mortgage Loan Rights become assets of the CBA Trust);

          (p) the Notes and Redraw Bonds will, if issued in accordance with the Transaction Documents and subject to the restrictions set out in the Transaction Documents, be validly issued by the Trustee and will constitute binding debt obligations of the Trustee enforceable in accordance with their terms, subject to the limitations on the liability of the Trustee set out in the Transaction Documents;

          (q) the issue of the Notes and the issue of Redraw Bonds do not, in our opinion, constitute an unfair loan within the meaning of section 588FD(1) of the Corporations Law. We say this because:

                                    -B-17-

                    (i) a loan will only be unfair if either the interest or charges payable in respect of the loan are extortionate, or become extortionate as a result of a variation;

                    (ii) there are no charges levied on the Trustee in respect of the Notes or the Redraw Bonds;

                    (iii) interest on the Notes and the Redraw Bonds is calculated at a rate which will be by reference to a formula based on either USD-LIBOR-BBA (in the case of the Class A-1 Notes) or BBSW (in the case of the Class A-2 Notes, the Class B Notes and the Redraw Bonds) plus the margin applicable to those Notes or Redraw Bonds. The margins will be agreed prior to issue on the basis (we understand) of offers made by institutional investors in, in the case of the Class A-1 Notes, the US capital market and the Euromarket or, in the case of the Class A-2, the Class B Notes and the Redraw Bonds, in the Australian domestic market. USD-LIBOR-BBA and BBSW are market rates, calculated on the basis of rates displayed on the Telerate system (in the case of USD_LIBOR_BBA) or the Reuters system (in the case of BBSW) and represent rates offered by financial institutions active in the relevant money markets;

                    (iv) both elements of the interest rates payable in respect of the Notes and the Redraw Bonds are therefore calculated on the basis of rates determined by reference to rates generally applicable or obtainable from time to time in the relevant money markets; and

                    (v) whilst we are not aware of any case law on the meaning of "extortionate", in our opinion, a rate of interest determined in this way would not be regarded as extortionate;

          (r) a transaction may be set aside under Part 5.7B of the Corporations Law if it is an uncommercial transaction within the meaning of section 588FB(1) of the Corporations Law and is also an insolvent transaction. Whether a transaction is an "uncommercial transaction" in this sense is a question of fact (not a question of law) to be determined by a court in the circumstances of each case, having regard to all relevant matters (including those specified in section 588FB(1)(a-d)). The nature of the transactions contemplated by, or effected or to be effected under, the Transaction Documents is not by itself (and having regard only to the terms of the Transaction Documents), in our opinion, such as to put the Trustee, the Security Trustee, the Class A_1 Note Trustee, the Noteholders or the Redraw Bondholders on notice that any such transactions might be uncommercial transactions. If, however, any such transaction were held to be an uncommercial transaction, then that transaction would only be liable to be set aside under Part 5.7B of the Corporations Law if the transaction were also an insolvent transaction within the meaning of section 588FC of the Corporations Law, and either:

                                    -B-18-

                    (i) as against a person who is not a party to the transaction, that person is not able to prove the matters specified in section 588FG(1); or

                    (ii) as against a person who is a party to the transaction, that person is not able to prove the matters specified in section 588FG(2).

                    The matters to be proved under sections 588FG(1) and (2) are matters of fact (not law) which include the state of mind of the person concerned. That state of mind may obviously differ from person to person;

          (s) the Perfection of Title Powers of Attorney have been granted by the Bank in accordance with its constitution and will not be revoked by the winding-up of the Bank;

          (t) upon registration (where necessary) of the Perfection of Title Powers of Attorney in each Australian jurisdiction, the Perfection of Title Powers of Attorney will enable the Trustee, upon the occurrence of a Perfection of Title Event, to transfer the Mortgages forming part of the Assets of the Series Trust into its own name and to lodge the Mortgage Transfers in respect of those Mortgages for registration with the land titles office of the appropriate Australian jurisdiction (subject to stamping with nominal duty in the relevant jurisdiction). Apart from notifying the relevant Mortgagors, the Trustee will not be required to take any further action in order to perfect its legal title to the Mortgages forming part of the Assets of the Series Trust once those Mortgage Transfers have been registered in its own name. We confirm that we have been instructed to register the Perfection of Title Powers of Attorney in all Australian States and Territories (where necessary), which we understand to be the jurisdictions in which the Assets of the Series Trust are located;

          (u) the Security Trust Deed creates a floating charge over the Charged Property (as defined in the Security Trust Deed);

          (v) a notice specifying an amount determined by the Manager to be the facility limit for the purposes of the Liquidity Facility and delivered to the Trustee and the Liquidity Facility Provider in accordance with clause 17 of the Liquidity Facility Agreement no later than 3 Business Days before the Issue Date will, subject to the terms of the Liquidity Facility, set the facility limit for, and be binding on each of the parties to, the Liquidity Facility;

          (w) there are no provisions of the Corporations Law under which payments made by the Trustee or the Security Trustee to the Noteholders or the Redraw Bondholders under and in accordance with the Transaction Documents, the Notes or the Redraw Bonds or the creation of the charge under the Security Trust Deed may be set aside, other than the provisions of sections 266, 267, 437D, 468 and 588FA-FE of the Corporations Law;

          (x) section 568 of the Corporations Law entitles a liquidator of a company on the company's behalf to disclaim property of the company that, amongst other things, consists of:

                                    -B-19-

                    (i) property that is unsaleable or not readily saleable;

                    (ii) property that may give rise to a liability to pay money or some other onerous obligation;

                    (iii) property where it is reasonable to expect that the costs, charges and expenses that would be incurred in realising the property would exceed the proceeds of realising the property; or

                    (iv) a contract (which cannot be disclaimed without the leave of the court unless it is an unprofitable contract or a lease of land, and in such case the court may make such orders as it considers just and equitable).

                    It is unclear whether the Mortgage Loan Rights acquired by the Trustee constitute property of the Trustee for the purposes of section 568. Generally speaking, trust assets are not taken into account in the winding up of an insolvent company and are not available for distribution amongst the company's personal creditors. However, despite this principle, in furtherance of the goal of section 568 to permit the prompt winding up of a company, it is possible that a court could conclude that the section empowers a liquidator to disclaim trust assets.

                    Although this is a factual matter, we believe that it is unlikely that a liquidator would wish to disclaim the Mortgage Loan Rights. If, though, the liquidator sought to do this, section 568D(1) provides that disclaimer does not affect any other person's rights or liabilities except so far as it is necessary in order to release the company from liability. It is unlikely therefore that a disclaimer of any Mortgage Loan Rights by the liquidator of the Trustee would free those Mortgage Loan Rights from the terms of the Series Trust or release them as security for the Noteholders under the Security Trust Deed.

                    We also think it is unlikely that the issue of disclaimer would arise in practice. If the Trustee becomes insolvent, the Master Trust Deed provides for the Trustee to be replaced and, in the interim, for the Manager to act as trustee. Commercial and judicial practice also suggests that if the Trustee becomes insolvent, a court will readily order the vesting of the trust assets and liabilities in a replacement trustee;

          (y) in any proceedings taken in the Relevant Jurisdictions in relation to the Transaction Documents, the choice of the governing law thereof and the submission to the jurisdiction of the Courts specified in each Transaction Document, will be recognised provided that such choice or submission was made on a bona fide basis and without the primary purpose of avoiding the laws of another jurisdiction. We are not aware that such a submission was made on any basis other than such bona fide basis and without such a primary purpose;

                                    -B-20-

          (z) any final and conclusive judgment obtained against a Relevant Company under the Transaction Documents in the Relevant Jurisdictions (whether in Australian dollars or, subject to paragraphs 6(g), (t) and (u), in a foreign currency) will be recognised and enforced;

          (aa)      (i)       any final and conclusive judgment against a
                              Relevant Company for a fixed or readily calculable sum of money, and which has not been stayed in full, obtained in any New York State or United
                              States Federal Court having jurisdiction recognised by the Relevant Jurisdiction will be recognised by the Supreme Courts of New South
                              Wales and the Australian Capital Territory (each a
                              "Supreme Court") so as to give rise to a fresh cause of action on the judgment in such Supreme
                              Court which will enable a further judgment capable of enforcement against the Relevant Company to be obtained without re-examination or re-litigation of the matters disposed of or adjudicated by that action except where:

                              A. the foreign judgment is not consistent with the public policy of that Relevant Jurisdiction (and we are not aware of any reason of public policy which would prevent enforcement of such a judgment);

                              B. the foreign judgment has been obtained by fraud or duress;

                              C. the foreign judgment was obtained in proceedings which contravene the principles of natural justice;

                              D.        the foreign judgment is a penal or
                                        revenue judgment; or

                              E.        there has been a prior judgment in
                                        another court between the same parties
                                        concerning the same issues as are dealt
                                        with in the foreign judgment; and

                    (ii) to enable enforcement in the Supreme Court of a judgment obtained in a currency other than Australian dollars, the amount of that judgment may have to be converted into Australian dollars on the basis of the rate of exchange prevailing at the date of judgment. In the absence of an official or fixed rate of exchange we are not aware of the rate of exchange which would be held to be the rate of exchange prevailing at the date of judgment for the purpose of the conversion to Australian dollars on enforcement of a judgment in another currency;

          (bb) the submission by a Relevant Company to the jurisdiction of the courts of New York in the Underwriting Agreement the Placement Agency Agreement and the Credit Support Annexes and the appointment by it of any process agent under the Underwriting Agreement the Placement Agency Agreement and the Credit Support Annexes for any action or proceeding commenced in New York is irrevocably valid and binding on it under the laws of each Relevant Jurisdiction;

                                    -B-21-

          (cc) it is not necessary either in order to enable the Bank of New York, New York Branch (in its capacity as Class A-1 Note Trustee, Class A-1 Note Registrar, Agent Bank and Principal Paying Agent) to exercise its rights under the Security Trust Deed, the Class A-1 Note Trust Deed and the Agency Agreement or by reason of the execution of the Security Trust Deed, the Class A-1 Note Trust Deed and the Agency Agreement or the performance, in such capacities, outside Australia by the Bank of New York, New York Branch of its obligations thereunder, that the Bank of New York, New York Branch should be licensed, qualified or entitled to carry on business in Australia;

          (dd) the Bank of New York, New York Branch (in its capacity as Class A-1 Note Trustee, Class A-1 Note Registrar, Agent Bank and Principal Paying Agent) will not be deemed to be resident, domiciled, carrying on business or subject to taxation in Australia, by reason only of the execution of the Security Trust Deed, the Class A-1 Note Trust Deed and the Agency Agreement and the performance outside Australia and/or enforcement of the Security Trust Deed, the Class A-1 Note Trust Deed and the Agency Agreement;

          (ee) except as expressly indicated in clauses 9 and 28 of the Security Trust Deed the Secured Creditors (as defined in the Security Trust Deed) are not entitled to terminate, extinguish or wind up the Series Trust; and

          (ff) upon the winding up of the Bank, Posted Collateral (as defined in each Credit Support Annex) transferred by the Bank to, and held by, the Trustee (or its custodian) pursuant to the terms of the relevant Credit Support Annex (including, without limitation, paragraph 13(m)(ix) of each Credit Support Annex) may be applied in accordance with the terms of the relevant Credit Support Annex.

8.        Time Given

          This opinion is given as at 9:00 am Sydney time on [__] April 2001. It is for the benefit solely of the persons to whom it is addressed and may not be relied upon by any other person, firm or corporation for any purpose whatsoever.

Yours faithfully

CLAYTON UTZ

Brian Salter
Partner

+ 61 2 9353 4174
bsalter@claytonutz.com


                                    -B-22-

                                    SCHEDULE

                                   ADDRESSEES

Standard & Poor's (Australia) Pty. Limited         Fitch, Inc.
Level 37                                           Level 29, Chifley Tower
120 Collins Street                                 Chifley Square
                                                   SYDNEY NSW 2000
MELBOURNE VIC 3000
                                                   Attention:  Ben McCarthy
Attention: Mei Lee Da Silva


Commonwealth Bank of Australia and
Securitisation Advisory Services Pty Limited       P.T. Limited
                                                   Level 3
Level 8,                                           39 Hunter Street
48 Martin Place                                    SYDNEY NSW  2000
SYDNEY  NSW  2000
                                                   Attention: The Directors
Attention: Leanne Leong

                                                   Perpetual Trustee Company
Moody's Investors Service, Inc.                    Limited
Level 10                                           Level 3
55 Hunter Street                                   39 Hunter Street
SYDNEY  NSW  2000                                  SYDNEY  NSW  2000

Attention: Patrick Eng                             Attention: The Directors


The Bank of New York, London Branch
48th Floor
One Canada Square                                  The Bank of New York, New
                                                    York Branch
LONDON E14 5AL                                     101 Barclay Street 21W
                                                   New York, NY  10286
UNITED KINGDOM                                     UNITED STATES OF AMERICA

Attention: The Directors                           Attention: The Directors


[UBS Warburg (Australia) Limited
Level 25                                           [Salomon Smith Barney] (as
Governor Phillip Tower                             representative of the
1 Farrer Place                                     several Underwriters listed
                                                   in Schedule 1 of the
SYDNEY NSW 2000]                                   Underwriting Agreement)
                                                   [                          ]
Attention: The Directors                           [                          ]
                                                   New York, NY [    ]
                                                   UNITED STATES OF AMERICA

                                                   Attention: The Directors

                                                   [Macquarie Bank Limited
                                                   No. 1 Martin Place
                                                   SYDNEY NSW 2000]
                                                   Attention: The Directors


                                    -B-23-

                                                                      EXHIBIT C

                    Form of Mallesons, Stephen Jaques Opinion

                          [MALLESONS TO PROVIDE DRAFT]

                                                                [   ] April 2001


Standard & Poor's (Australia) Pty Limited      Moody's Investors Service Inc.
Level 37                                       55 Hunter Street
120 Collins Street                             Sydney   NSW   2000
Melbourne   VIC   3000

Fitch Inc.                                     Commonwealth Bank of Australia
Level 29                                       Level 8
The Chifley Tower                              48 Martin Place
2 Chifley Square                               Sydney  NSW  2000
Sydney  NSW  2000


Securitisation Advisory Services Pty Limited   Perpetual Trustee Company Limited
Level 8                                        Level 3
48 Martin Place                                39 Hunter Street
Sydney  NSW  2000                              Sydney  NSW  2000


P.T. Limited                                   The Bank of New York,
Level 7                                        New York Branch
39 Hunter Street                               101 Barclay Street
Sydney   NSW  2000                             21W
                                       USA     New York, New York 10286

The Bank of New York, London Branch            Citibank N.A. (NY branch)
48th Floor                                     Level 49
One Canada Square                              19-29 Martin Place
London E14 5AL                                 Sydney NSW  2000
England

                                               Macquarie Bank Limited

Salomon Smith Barney.                          No. 1 Martin Place
(as representatives of the underwriters        Sydney NSW 2000
referred to in Schedule 1 to the
Underwriting Agreement)
[                            ]
New York, New York

USA

                                     -C-1-

Standard and Poor's (Australia) Pty Limited and others          [  ] April 2001
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[Warburg Dillon Read (Australia) Pty
Ltd
Level 25
1 Farrer Place
Sydney NSW 2000]



Dear Sirs

Perpetual Trustee Company Limited ("Trustee") and P.T. Limited ("Security Trustee") Series 2001-1G Medallion Trust ("Trust")

We refer to the creation of the Trust in respect of which we have acted as legal advisers to the Trustee (in its capacity as trustee of the Trust) and the Security Trustee in New South Wales, Victoria, Western Australia, Queensland and the Australian Capital Territory (Relevant States) and the Commonwealth of Australia (Australia) (together, the Relevant Jurisdictions).

This opinion relates only to the laws of the Relevant Jurisdictions and is given on the basis that it will be construed in accordance with the laws of New South Wales. We express no opinion about the laws of another jurisdiction (including, without limitation, the laws of England) or (except as expressly provided in paragraph 4) factual matters.

We have relied exclusively on the Trustee's Certificate in relation to the matters of fact contained in the Trustee Certificate and in respect of which we opine in this opinion.

Where we have referred in this opinion to our state of knowledge in connection with any circumstance, transaction or other matter, except as expressly otherwise indicated in this opinion, our knowledge relates only to the actual state of knowledge of Stuart Fuller and any other partner or employee of Mallesons Stephen Jaques in our Sydney office who has been acting in that capacity for the Trustee or the Security Trustee (Acting Person).

1         Documents

          We have examined an original execution copy (or a fax or a photocopy ) (certified or otherwise identified to our satisfaction) of the following documents relating to the Trust and the Security Trust:

          (a) the Master Trust Deed dated 8 October 1997 between the Trustee and Securitisation Advisory Services Pty Limited ("Manager") (as amended)("Trust Deed");

          (b) the Series 2001-1G Medallion Trust Series Supplement dated [ ] April 2001 between the Trustee, the Manager, and the Commonwealth Bank of Australia ("Commonwealth Bank") (as Seller and Servicer) ("Series Supplement");

                                     -C-2-
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          (c)       the Series 2001-1G Medallion Trust Security Trust Deed dated
                    [ ] April 2001 between the Trustee, the Manager, the
                    Security Trustee and The Bank of New York, New York Branch ("Note Trustee") ("Security Trust Deed");

          (d) the Series 2001-1G Medallion Trust Liquidity Facility Agreement dated [ ] April 2001 between the Commonwealth Bank (as Liquidity Facility Provider), the Manager and the Trustee;

          (e) the Series 2001-1G Medallion Trust Standby Redraw Facility Agreement dated [ ] April 2001 between the Trustee, Commonwealth Bank (as Redraw Facility Provider) and the Manager;

          (f)

                    (i) the Series 2001-1G Medallion Trust Currency Swap Agreement comprising an ISDA Master Agreement, the Schedule to it, each Confirmation and the Credit Support Annex issued pursuant to it, each dated [ ] April 2001 between the Trustee, the Manager, Commonwealth Bank (as Standby Swap Provider) and [ ] (in its capacity as Currency Swap Provider);

                    (ii) the Series 2001-1G Medallion Trust Currency Swap Agreement comprising an ISDA Master Agreement, the Schedule to it, and each Confirmation and the Credit Support Annex issued pursuant to it, each dated [ ] April 2001 between the Trustee, the Manager, [ ] (as Standby Swap Provider) and Commonwealth Bank (in its capacity as Currency Swap Provider),

          (each a Currency Swap);

          (g) the Series 2001-1G Medallion Trust Interest Rate Swap Agreement comprising on ISDA Master Agreement, the Schedule to it, and each Confirmation issued pursuant to it, dated [ ] April 2001 between the Trustee, the Manager and Commonwealth Bank (as Interest Rate Swap Provider);

          (h) the Series 2001-1G Medallion Trust Underwriting Agreement dated [ ] April 2001 between the Trustee, the Manager, Commonwealth Bank and [ ] as representative of the several underwriters listed in Schedule 1 to it ("Underwriting Agreement");

          (i) the Class A-1 Note Trust Deed dated as of [ ] April 2001 between the Trustee, the Manager and the Note Trustee ("Note Trust Deed") which attaches as a schedule the Terms and Conditions of the Class A-1 Notes ("Note Terms and Conditions");

          (j) the Agency Agreement dated as of [ ] April 2001 between the Trustee, the Manager, the Note Trustee (as Note Trustee, Class A-1 Note Registrar,

                                     -C-3-
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          Principal Paying Agent and Agent Bank) and The Bank of New York,
          London Branch (as Paying Agent) ("Agency Agreement");

          (k) the Dealer Agreement dated [ ] April 2001 between the Trustee, the Commonwealth Bank, the Manager, UBS Warburg Australia Limited and Macquarie Bank Limited;

          (l) the Mortgage Insurance Policy dated [ ] April 2001 issued by PMI Mortgage Insurance Limited in favour of the Commonwealth Bank and the Trustee;

          (m) the powers of attorney dated 8 October 1997 and [ ] April 2001 given by the Trustee empowering the execution by the Trustee of the Documents to which it is a party and the power of attorney dated [ ] April 2001 given by the Security Trustee empowering the execution by the Security Trustee of the Documents to which it is a party ("Powers of Attorney");

          (n) an extract of the minutes of meeting of the board of directors of the Trustee dated [ ] April 2001 which evidences the resolutions authorising the signing, delivery and observance of obligations of the Trustee under the Documents;

          (o) certified copies of the constitution of each of the Trustee and the Security Trustee; and

          (p) the certificate dated [ ] April 2001 given by an authorised officer of the Trustee and the Security Trustee, a copy of which is attached to this opinion and marked exhibit "A" ("Trustees Certificate").

          Except as otherwise expressly stated, in this opinion, the expression "Documents" means the documents listed in paragraphs (a) to (l).

          We have also examined copies (certified or otherwise identified to our satisfaction) of the Prospectus dated [ ] April 2001 and the Note Terms and Conditions but note, for the avoidance of doubt, that we do not provide an opinion in respect of any of them.

2         Assumptions

          We have assumed:

          (a) the authenticity of all signatures, seals, duty stamps and markings;

          (b) the completeness of all documents submitted to us and the conformity to originals of all documents submitted to us as photocopies or fax copies;

          (c) that the constitutions of the Trustee and the Security Trustee provided to us on or about [ ] April 2001 are the constitutions of the Trustee and the Security Trustee (respectively) as at the date of this letter and that no amendments have been made to them since that date;

                                     -C-4-
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          (d)       that all authorisations specified in paragraph 1(n) above
                    remain in full force and effect;

          (e) that the Documents have been or will be duly authorised by the parties to them (other than the Trustee and the Security Trustee) and do or will constitute valid and binding obligations of all the parties to them, other than the Trustee and the Security Trustee, under all relevant laws including the laws of the Relevant Jurisdictions;

          (f) the delivery of the Documents on behalf of the Trustee and Security Trustee;

          (g)       that:

                    (i) the resolution of the board of directors was properly passed (including that any meeting convened was properly convened);

                    (ii) all directors who participated and voted were entitled so to do;

                    (iii) the directors have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed, but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the minutes referred to in paragraph 1(n) that would lead us to believe otherwise, and, in any event, we note that you may rely on the assumptions specified in section 129 of the Corporations Law unless you knew or suspected that the assumptions were incorrect;

          (h) that the Trustee was the sole trustee of the Trust at the time it executed the Documents (and we confirm that there is nothing in any of the Documents that leads us to believe that this assumption is incorrect);

          (i) that the Security Trustee was the sole trustee of the trust established under the Security Trust Deed ("Security Trust") at the time it executed the Documents (and we confirm that there is nothing in any of the Documents that leads us to believe that this assumption is incorrect);

          (j) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

          (k) that the Commissioner of Taxation has not given and will not give a direction under section 218 or section 255 of the Income Tax Assessment Act 1936 of Australia ("ITAA") or
                    section 74 of the Sales Tax Assessment Act 1992 or section 260-5 of the Income Tax Assessment Act 1997 of Australia, requiring the Trustee or the Security Trustee to deduct from sums payable by it to a

                                     -C-5-
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                    person under the Documents an amount of Australian tax
                    payable by the payee;

          (l) that no transaction in connection with the Documents constitutes an unfair preference, an uncommercial transaction, an insolvent transaction or an unfair loan within the meaning of sections 588FA, 588FB, 588FC or 588FD respectively of the Corporations Law;

          (m) that no party has contravened or will contravene section 208 or section 209 of the Corporations Law by entering into any Document or a transaction in connection with any Document;

          (n) each person who has signed the Documents as an attorney of the Trustee and the Security Trustee is in fact a person named or referred to in the Powers of Attorney for the relevant company;

          (o) that the Powers of Attorney have been or will be registered in New South Wales as appropriate and we understand Clayton Utz, Sydney will attend to registration of the Powers of Attorney after settlement of the transaction;

          (p) that the Trustee entered into the Documents (other than the Trust Deed and the Series Supplement) in its capacity as trustee of, and for the purposes of, the Trust and for the benefit of the beneficiaries of the Trust (however, we note that each Document (other than the Trust Deed and the Series Supplement) states in the listing of the Trustee as a party that it enters into the Document in its capacity as trustee of the Trust, and we are not aware of any circumstance to the contrary);

          (q) that the officers and agents of the Trustee and the Security Trustee have properly performed their duties to the Trustee and the Security Trustee respectively and we note that, under section 129(4) of the Corporations Law, you may make this assumption unless you know or ought to know that the assumption is incorrect;

          (r) that upon execution of the Series Supplement by the Trustee the Manager paid the sums referred to in that document to constitute the Trust;

          (s) that the contents of the Trustee's Certificate are true and correct in all respects;

          (t) that the Trustee has not exercised its powers under the Documents to release, abandon or restrict any power conferred on it by the Trust Deed;

          (u) that the Security Trustee has not exercised its powers under the Documents to release, abandon or restrict any power conferred on it by the Security Trust Deed;

          (v) no action has been taken to terminate the Trust or the Security Trust;

                                     -C-6-
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          (w)       the Underwriting Agreement will, upon execution, constitute legal, valid, binding and enforceable obligations of each person which is a party to it under the laws of the State of New York (including, without limitation, the Trustee), is enforceable in the courts of the State of New York (except to the extent that enforceability may be limited by general principles of the State of New York law or equity) and that no party to them will contravene any laws of the State of New York (including any laws relating to the issue of the Notes (as defined in the Series Supplement) by the Trustee) by entering into and performing the obligations contained in that agreement;

          (x) that the Trustee (in its capacity as trustee of the Trust) is able to pay all its debts, as and when they become due and payable, at the time Documents are entered into, or any act is done, or any omission is made, for the purpose of giving effect to a transaction under any Document (and that the Trustee does not become unable to pay any of its debts as and when they become due and payable, as a result of any such act or event);

          (y) that all of the provisions contained in the Documents have been, and will be, strictly complied with (however, please note that this assumption does not affect the opinion contained in paragraph 4(d) that the obligations of the Trustee and the Security Trustee under the Documents are enforceable (as that term is defined in paragraph 4(d));

          (z) that, except to the extent that the relevant representation and warranty is the subject of an opinion in paragraph 4, the representations and warranties made by the Trustee and the Security Trustee in each Document are correct in all respects at all times; and

          (aa) that the contents of the draft opinion of Emmet, Marvin and Martin LPP, which we received on [ ] April 2001 and a copy of which is attached to this opinion and marked as exhibit "B", is true and correct in all respects and is in the form which Emmet, Marvin and Martin LPP will issue such an opinion on [ ] April 2001;

          We have not taken any steps to verify these assumptions but, without making specific enquiry beyond the steps referred to in this opinion, none of the Acting Persons has actual knowledge as at the date of this opinion of any matter which may cause any of the factual matters referred to above to be incorrect.

3         Searches

          We have relied on an inspection of the public records (which are not necessarily complete or up to date) on microfilm or in extract which are available to the public at the offices of the Australian Securities and Investments Commission in Sydney on:

          (a) 22 October 1997 at 10:50am and [ ] September 2000 at [ ] - in the case of the Trustee; and

                                     -C-7-
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          (b)       [ ] April 2001 at [ ] - in the case of the Security Trustee.

          We have not made any other searches.

4         Opinion

          On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

          (a)

                    (i) the Trustee is incorporated and validly existing under the laws of New South Wales and is capable of suing and being sued in its corporate name;

                    (ii) the Security Trustee is incorporated and validly existing under the laws of Victoria and is capable of suing and being sued in its corporate name;

                    (and we note that the searches that we have undertaken, as referred to in paragraph 3 above, did not disclose that any proceeding relating to the insolvency, administration or liquidation of the Trustee or the Security Trustee has been filed with the Australian Securities and Investments Commission (however, you should be aware that such records are not necessarily accurate or up to date));

          (b) each of the Trustee and the Security Trustee has the corporate power to enter into the Documents to which it is a party and the relevant Power of Attorney and to observe its obligations under them (including the power to issue the Notes);

          (c) each of the Trustee and the Security Trustee has taken all corporate action required on its part to authorise the execution, delivery and observance of its obligations under the Documents to which it is a party (including, in the case of the Trustee, the issue of the Notes and the purchase of the housing loans and related rights under the Series Supplement);

          (d) the Documents and the issue of the Notes have been, or will be, duly executed and delivered by each of the Trustee and Security Trustee;

          (e) the obligations of the Trustee and the Security Trustee under each Document to which it is a party are valid, binding and enforceable in accordance with the terms of the Document or, in the case of the Notes, when executed by an attorney under the relevant Power of Attorney and duly authenticated and delivered in accordance with their terms and the terms of the Note Trust Deed and the Agency Agreement. The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions
                                     -C-8-
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                    enforce and does not mean that the obligations will
                    necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation, see paragraphs 5(a), (b) and (c). We express no opinion as to the enforceability of the Underwriting Agreement and the Credit Support Annex to each Currency Swap under New York law;

          (f) based on the contents of the draft opinion of Emmet, Marvin & Martin referred to in paragraph 2(aa), and on which we have relied upon exclusively for the purposes of this paragraph (f), the obligations of the Note Trustee under each Document to which it is a party are valid, binding and enforceable in accordance with the terms of the Document;

          (g) the execution and delivery by or on behalf of the Trustee and the Security Trustee of the Documents to which it is a party, the issue of the Notes, and the observance of its obligations under the Documents and the Notes, will not contravene:

                    (i) any law in force in the Relevant Jurisdictions applicable to companies generally or to companies acting as trustee (including, without limitation, any Consumer Credit Legislation applicable to the Trustee or the Security Trustee);

                    (ii)      its constitution;

                    (iii)     (in the case of the Trustee) the Trust Deed; or

                    (iv) (in the case of the Security Trustee) the Security Trust Deed;

          (h) neither the Trustee nor the Security Trustee enjoys any immunity from suit in the court of any Relevant Jurisdiction nor are its assets exempt from execution, subject to the express terms of the Documents;

          (i) no approval, authorisation, permission or consent of, or filing, recording or registration with, any public authority, public office or governmental agency of, any Relevant Jurisdiction is necessary in connection with:

                    (i) the execution, delivery, validity or enforceability of the Documents to which each of the Trustee and the Security Trustee is a party or the issue of the Notes; or

                    (ii) the performance by the Trustee and the Security Trustee of its respective obligations under the Documents to which it is a party or the issue of the Notes,

                    except that a notice in respect of the charge contained in the Security Trust Deed is required to be lodged at an office of the Australian Securities and Investments Commission within 45 days of it being executed, and failure to

                                     -C-9-
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                    do so will render that charge void as a security as against a liquidator or administrator or the administrator of a deed of company arrangement of that company. We note that Clayton Utz, Sydney will lodge the relevant notices with the Australian Securities and Investments Commission;

          (j) upon execution of the Documents, and payment of the amount referred to in paragraph 2(r), the Trust will be properly constituted;

          (k) upon execution of the Documents, the Security Trust will be properly constituted;

          (l) in respect of the Underwriting Agreement and each Credit Support Annex:

                    (i) to enforce a conclusive and unsatisfied judgment which is enforceable by execution in the State of New York and obtained in relation to the Underwriting Agreement and each Credit Support Annex in a superior court of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate courts of the Relevant Jurisdictions founded on the judgment and those courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings;

                    (ii) a judgment in a foreign currency would, for the purpose of enforcement, be converted to Australian dollars on the basis of the rate of exchange prevailing at the date of judgment; and

          (m) the courts of New South Wales and the federal Courts of Australia will give effect to:

                    (i) the choice of the laws of New South Wales to govern the Documents (other than the Underwriting Agreement and each Credit Support Annex);

                    (ii) the choice of the laws of New York to govern the Underwriting Agreement and each Credit Support Annex;

                    (iii) the submission to the jurisdiction of the courts of New South Wales in the case of the Documents (other than the Underwriting Agreement and each Credit Support Annex);

                    (iv) the submission to the jurisdiction of the courts of New York in the case of the Underwriting Agreement and each Credit Support Annex.

                                    -C-10-
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5        Qualifications

          This opinion is subject to the following qualifications:

          (a) the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, re-organisation and re-construction) and defences generally affecting creditors' rights;

          (b) a creditor's rights may be affected by a specific court order obtained under the laws (including, without limitation, section 444F and part 5.3A division 13 of the Corporations Law) and defences generally affecting creditors' rights;

          (c) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

          (d) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

          (e) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

          (f) the laws of the Relevant Jurisdictions may require that parties act reasonably and in good faith in their dealings with each other;

          (g) the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

          (h)       an indemnity for legal costs may be unenforceable;

          (i)       we express no opinion as to:

                    (i)       provisions precluding oral amendments or waivers;

                    (ii) whether a court would determine that any particular exercise by the Trustee of its powers under the Master Trust Deed and the Series Supplement relating to the Trust is for the benefit of beneficiaries of the Trust;

                    (iii) whether a court would determine that any particular exercise by the Security Trustee of the powers under the Security Trust Deed relating to the Security Trust is for the benefit of the beneficiaries of the Security Trust;

                                    -C-11-
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                    (iv)      whether a judgment for a monetary amount would be
                              given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of New South Wales;

                    (v) except as otherwise expressly stated in this opinion, the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment.

                    However, we confirm that nothing in this paragraph affects the opinion given in paragraph 4(e) as to the Trustee's and the Security Trustee's powers under the Master Trust Deed and the Security Trust Deed respectively.

          (j) court proceedings may be stayed if the subject of the proceedings is current before a court;

          (k) a document may not be admissible in court proceedings unless applicable stamp duty has been paid;

          (l) in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

                    (i) the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

                    (ii) the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in the Relevant Jurisdictions; and

                    (iii) the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside the Relevant Jurisdictions;

          (m)       we express no opinion as to the laws of the State of New
                    York;

          (n) a court will not give effect to a choice of laws to govern the Underwriting Agreement or each Credit Support Annex, or a submission to the jurisdiction of certain courts, if to do so would be contrary to public policy in the Relevant Jurisdictions. We are not aware that such a submission was made on any basis other than such bona fide basis and without such a primary purpose;

          (o) our opinion is based exclusively on our reliance on the contents of the Trustee's Certificate in relation to all matters contained in the Trustee's Certificate;

                                    -C-12-
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          (p)       the specific approval of the Reserve Bank of Australia must be obtained in connection with certain payments and transactions having a prescribed connection with countries or entities designated from time to time by the Reserve Bank of Australia for the purposes of the Banking (Foreign Exchange) Regulations (currently Iraq, Libya, the Federal republic of Yugoslavia (Serbia and Montenegro), the Afghan faction known as Taliban and the National Union for the Total Independence of Angola).

6         Benefit

          This opinion is addressed to you personally and may not without our prior written consent be:

          (a) relied on by another person (except for Mayer, Brown & Platt who may rely on this opinion for the purpose of issuing its legal opinions in relation to the Trust);

          (b) disclosed, except to persons who in the ordinary course of your business have access to your papers and records on the basis that they will make no further disclosure; and

          (c) filed with a government agency or quoted or referred to in a public document.

          This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

          This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9:00 am on the date of this letter.

Yours faithfully
                                    -C-13-

                                                                       EXHIBIT D

          Form of Opinion of CBA's Chief Solicitor and General Counsel

                             [CBA TO PROVIDE DRAFT]

Direct Line (02) 9378 4712

My Ref:  Ian Cambourn 1768968

[         ] September 2001

To:      [Salomon Smith Barney] (as
         representative of the several
         Underwriters listed in Schedule 1 of
         the Underwriting Agreement)
         [                                  ]
         [                                  ]
         New York, NY [   ]
         THE UNITED STATES OF AMERICA

Dear Ladies and Gentlemen

SERIES 2001-1G MEDALLION TRUST SECURITISATION
COMMONWEALTH BANK OF AUSTRALIA
SECURITISATION ADVISORY SERVICES PTY LIMITED

I am the Chief Solicitor and General Counsel of the Commonwealth Banks and act as solicitor and attorney in Australia for Commonwealth Bank of Australia (the
Bank) and Securitisation Advisory Services Pty Limited (the Manager). In that connection I have examined such documents as I have deemed necessary or appropriate for the opinions expressed herein.

1.        DEFINITIONS AND INTERPRETATION

1.1       Definitions

          In this opinion, unless otherwise expressly stated:

          "Agency Agreement" means the Agency Agreement dated as of [ ] [ ] 2001 between the Trustee, the Manager, The Bank of New York, New York Branch (as Class A-1 Note Trustee, Class A-1 Note Registrar, Agent Bank and Principal Paying Agent) and The Bank of New York, London Branch (as Paying Agent).

          "Bank" means the Commonwealth Bank of Australia, ABN 48 123 123 124.

          "CBA Party" means the Bank and the Manager.

          "Class A-1 Note Trust Deed" means the Class A-1 Note Trust Deed, including the form of the Class A-1 Notes and the Terms and Conditions of the Class A-1 Notes appearing in Schedule 1 and 2 respectively thereof, dated as of [ ] April 2001 between the Trustee, the Class A-1 Note Trustee and the Manager.

          "Class A-1 Note Trustee" means The Bank of New York, New York Branch.

          "Credit Support Annex" means each of the Credit Support Annexes annexed to the Currency Swap Agreements.

          "Currency Swap Agreements" mean the two ISDA Master Agreements dated [ ] April 2001 between the Trustee, [Currency Swap Provider], the Bank and the Manager.

          "Dealer Agreement" means the Dealer Agreement dated [ ] April 2001 between the Trustee, the Bank, the Manager, Macquarie Bank Limited, ABN 88 064 133 946 and UBS Warburg Australia Limited, ACN 008 582 705.

          "Interest Rate Swap Agreement" means the ISDA Master Agreement dated [ ] September 2000 between the Bank, the Trustee and the Manager.

          "Liquidity Facility Agreement" means the Liquidity Facility Agreement dated [ ] September 2000 between the Bank, the Manager and the Trustee.

          "Manager" means Securitisation Advisory Services Pty Limited, ACN 080 151 337.

          "Master Trust Deed" means the Master Trust Deed dated 8 October 1997 between the Trustee and the Manager (as amended).

          "PMI" means PMI Mortgage Insurance Ltd, [ACN 000 511 071]

          "PMI Master Policy" means the Lenders' Mortgage Insurance Provisions dated [ ] April 2001 between the Bank , the Trustee and PMI.

          "Security Trust Deed" means the Security Trust Deed dated [ ] April 2001 between the Security Trustee, the Trustee, the Manager and the Class A-1 Note Trustee.

          "Security Trustee" means P. T. Limited, ABN 67 004 454 666.

          "Series Supplement" means the Series Supplement in relation to the Series Trust dated [ ] 2001 between the Trustee, the Bank and the Manager.

          "Series Trust" means the trust established under the Master Trust Deed and the Series Supplement, known as the Series 2001-1G Medallion Trust.

          "Standby Redraw Facility Agreement" means the Standby Redraw Facility Agreement dated [ ] April 2001 between the Bank, the Manager and the Trustee.

          "Transaction Documents" means:

                                     -D-2-

          (a)       the Master Trust Deed (in so far as it relates to the Series
                    Trust);

          (b)       the Series Supplement;

          (c)       the Security Trust Deed;

          (d)       the Standby Redraw Facility Agreement;

          (e)       the Liquidity Facility Agreement;

          (f)       the Interest Rate Swap Agreement;

          (g)       the Currency Swap Agreement;

          (h)       the PMI Master Policy;

          (i)       the Dealer Agreement;

          (j)       the Agency Agreement;

          (k)       the Class A-1 Note Trust Deed; and

          (l)       the Underwriting Agreement.

          "Trustee" means Perpetual Trustee Company Limited, ABN 42 000 001 007, in its capacity as trustee of the Series Trust.

          "Underwriting Agreement" means the Underwriting Agreement dated [ ] April 2001 between the Bank, the Manager, the Trustee and [Salomon Smith Barney], as representative of the several Underwriters listed in
          Schedule 1 thereto.

1.2       Interpretation

          Words and expressions which are defined in the Master Trust Deed and the Series Supplement have the same meanings when used in this opinion, unless otherwise defined in it.

2.        Documents Examined

          I have examined the following documents:

          (a) an original execution copy, a fax copy or a photocopy of each of the Transaction Documents as executed; (b) an original certified copy, or a fax or a photocopy of a certified copy, of the constitution of each CBA Party;

          (c) the Commonwealth Banks Act 1959 as amended ("the Act") and such other acts of the Commonwealth of Australia as I have deemed necessary;

                                     -D-3-

          (d) a copy of a resolution passed by the board of directors of the Manager;

          (e) copies of powers of attorney in connection with the execution of the Transaction Documents by the CBA Parties; and

          (f) such other documents, instruments and records as I have deemed necessary or appropriate for the purpose of rendering the opinion stated herein,

and have made such factual investigations of the Bank and the Manager and have made such investigations of law as I have deemed necessary or appropriate for the purpose of rendering the opinion stated herein.

3.        Assumptions

          In giving the opinion stated herein, I have made the following assumptions:

          (a) that all documents submitted to me as copy or specimen documents conform to the originals thereof;

          (b) that originals of all documents executed or intended to be executed, have been or will have been validly authorised, executed and delivered by all of the parties thereto (other than the CBA Parties) in the form or substantially in the form presented to me;

          (c) that the signatures on the originals of all documents submitted to me are genuine (other than those of the CBA Parties);

          (d) that there has been or will have been no breach of the terms of any of the documents submitted to me.

4.        Qualifications

          (a) My opinion is limited to the laws of the Commonwealth of Australia in force at the date hereof and the facts appertaining at the date hereof. I express no opinion as to any law other than the law of the Commonwealth of Australia and I have assumed that there is nothing in any other law that affects the opinion stated herein. In particular I have made no independent investigation of the laws of New York as a basis for the opinion stated herein and do not express or imply any opinion thereon;

          (b) Insofar as my opinion relates to the performance of documents, those opinions are limited to the principal transactions contemplated by those documents. In particular, they do not extend to the performance of obligations under other documents referred to in the documents.

          5.        Opinion

          Based upon and subject to the foregoing and having regard to such legal considerations as I deem relevant, I am of the opinion that:

                                     -D-4-

          1. Neither of the CBA Parties is, nor with the giving of notice or lapse of time or both would either be, in violation of or in default under its constitution or any note trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the CBA Party is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not materially adverse to the CBA Parties as a whole or not materially adverse to the consummation of any of the transactions contemplated by any Transaction Document.

          2. The issue and sale of the Class A-1 Notes under the Underwriting Agreement and the execution, delivery and performance by the CBA Parties of their respective obligations under the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any note trust deed, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which a CBA Party is a party or by which a CBA Party is bound or to which any of the property or assets of a CBA Party is subject, nor will any such action result in any violation of the provisions of (i) the constitution of a CBA Party or (ii) any law or statute applicable to a CBA Party in Australia or any existing order, rule or regulation of any court or governmental agency or body in Australia having jurisdiction over a CBA Party, or any of its properties in any federal or State jurisdiction of the Commonwealth of Australia.

          3. Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of my knowledge, threatened in any federal or State jurisdiction of the Commonwealth of Australia against or involving a CBA Party or any property of a CBA Party, or to which a CBA Party is a party or to which any property of a CBA Party is subject: (i) asserting the invalidity of any of the Transaction Documents, (ii) seeking to prevent the issuance of the Class A-1 Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (iii) that may adversely affect the federal or State income, excise, franchise or similar tax attributes of the Class A-1 Notes, (iv) that could materially and adversely affect a CBA Party's obligations under any of the Transaction Documents, or (v) which, if determined adversely to a CBA Party, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries taken as a whole or that would reasonably be expected materially to adversely affect the consummation of any of the transactions contemplated by any of the Transaction Documents.

This opinion is addressed to you for your sole benefit. It is not to be relied on by any other person or for any other purpose nor is it to be quoted or referred to in any public document or filed with any government agency or other person without my consent.

Yours faithfully

L E TAYLOR


                                     -D-5-